UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DATED April 20, 2015

15301 Ventura Boulevard Suite 400

Sherman Oaks, California 91403

Dear Stockholder:

On behalf of the Board of Directors and senior management of Signature Group Holdings, Inc. (“we” or the “Company”), you are cordially invited to attend the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the offices of Real Alloy, 25825 Science Park Drive, Beachwood, Ohio 44122, on May 28, 2015, beginning at 9:30 a.m. Eastern Time. The accompanying Notice of Annual Meeting of Stockholders and proxy statement are designed to answer your questions and provide you with important information regarding our Board of Directors and senior management, and provide you with information about the items of business that will be acted upon at the Annual Meeting.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors strongly recommends that you vote (i) “FOR” each of the director nominees specified under Proposal 1; (ii) “FOR” approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to change the name of the Company to “Real Industry, Inc.” under Proposal 2; (iii) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 under Proposal 3; (iv) “FOR” approval of the adoption of the Signature Group Holdings, Inc. 2015 Equity Award Plan under Proposal 4; (v) “FOR” the approval of, on an advisory basis, the compensation of our named executive officers under Proposal 5; and (vi) “FOR” adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4. All of these proposals will be listed in the proxy card included with the enclosed proxy statement that you receive for the Annual Meeting.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important your shares be represented and voted at the Annual Meeting. We urge you to read the enclosed proxy statement and then sign, date and return the enclosed proxy card (or follow the instructions in the enclosed proxy card to vote by telephone or via the Internet) at your earliest convenience.

If you need assistance voting, please contact our proxy solicitor, Morrow & Co., LLC, by calling 800-662-5200. Banks and brokerage firms should call Morrow at 203-658-9400.

On behalf of the Board of Directors, we look forward to greeting in person as many of our stockholders as possible.

Sincerely,

Craig T. Bouchard

Chairman of the Board and Chief Executive Officer

April 20, 2015

15301 Ventura Boulevard Suite 400

Sherman Oaks, California 91403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 28, 2015

The 2015 Annual Meeting of Stockholders of Signature Group Holdings, Inc. (the “Annual Meeting”), a Delaware corporation, (“Signature” or the “Company”) will be held at the offices of Real Alloy, 25825 Science Park Drive, Beachwood, Ohio 44122, on May 28, 2015, beginning at 9:30 a.m. Eastern Time, for the following purposes:

1.

To elect the following seven directors to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor has been qualified and elected : Craig T. Bouchard, Peter C.B. Bynoe, Patrick Deconinck, William Hall, Patrick E. Lamb, Raj Maheshwari and Philip G. Tinkler;

2.	To amend the Company’s Second Amended and Restated Certificate of Incorporation to change the name of the Company to “Real Industry, Inc.”;
3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
4.	To approve the adoption of the Signature Group Holdings, Inc. 2015 Equity Award Plan;
5.	To approve, by advisory vote, the compensation of our named executive officers, as described in the proxy statement accompanying this notice;
6.

To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4; and

7.	To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the director nominees; “FOR” the amendment to the Company’s Second Amended and Restated Certificate of Incorporation; “FOR” the ratification of the selection of our independent registered public accounting firm;  “FOR” the approval of the Signature Group Holdings, Inc. 2015 Equity Award Plan; “FOR” the approval, by advisory vote, of the compensation of our named executive officers;  and “FOR” the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4.

Only stockholders of record at the close of business on April 20, 2015 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Please vote in one of the following ways:

•

Vote by Telephone: You can vote your shares by telephone by calling the toll-free number indicated on your proxy card on a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•

Vote by Internet: You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting also is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

•

Vote by Mail: If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are urged to read the enclosed proxy statement and then vote your proxy card promptly by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are the beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, or other nominee to direct them to vote your shares on your behalf.

If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. However, in order to vote your shares in person at the Annual Meeting, you must be a stockholder of record on the Record Date or hold a legal proxy from your bank, broker or other holder of record permitting you to vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares of Signature common stock, please contact our proxy solicitor Morrow & Co., LLC (“Morrow”) by calling 800-662-5200. Banks and brokerage firms should call Morrow at 203-658-9400.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 28, 2015

The proxy statement, the proxy card and related proxy materials for this Annual Meeting and Signature’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 can be obtained free of charge at the Company’s website at signaturegroupholdings.com, or at the Securities and Exchange Commission’s website at sec.gov.

Only the latest validly executed proxy that you submit will be counted. To obtain directions to the Annual Meeting, contact Morrow at 800-662-5200.

By Order of the Board of Directors

W. Christopher Manderson

Corporate Secretary and General Counsel

Sherman Oaks, California

April 20, 2015

SIGNATURE GROUP HOLDINGS, INC.

15301 Ventura Boulevard Suite 400

Sherman Oaks, California 91403

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors is soliciting proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2015, at 9:30 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders on or about April 24, 2015.

As used in this proxy statement, the terms “Signature,” “Company,” “we,” “us” and “our” refer to Signature Group Holdings, Inc., a Delaware corporation, and the terms “Board of Directors” and the “Board” refer to the Board of Directors of Signature.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials from Signature?

The Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting, which will be held on May 28, 2015 at 9:30 a.m. Eastern Time, at the offices of Real Alloy, 25825 Science Park Drive, Beachwood, Ohio 44122. We made these materials available to stockholders beginning on or about April 20, 2015 on the Securities and Exchange Commission’s (“SEC” or the “Commission”) website, sec.gov, and the Company’s website, signaturegroupholdings.com. We will begin mailing the proxy statement and the proxies solicited hereby to stockholders beginning on or about April 24, 2015. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement using the instructions on the proxy card.

Who is entitled to vote?

Stockholders who own shares of our common stock of record or beneficially at the close of business on April 20, 2015 (the “Record Date”) are entitled to vote on matters that come before the Annual Meeting. As of the Record Date, we had 27,300,606 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

What is included in these proxy materials?

These materials include:

•	The Notice;
•	This proxy statement; and
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which includes our audited consolidated financial statements.

If you were mailed a full set of proxy materials or requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What am I voting on at the Annual Meeting?

Stockholders will be voting on the following proposals at the Annual Meeting:

•

Proposal 1—the election of the following seven directors to serve until the next annual meeting of stockholders or until their successors have been qualified and elected: Craig T. Bouchard, Peter C.B. Bynoe, Patrick Deconinck, William Hall, Patrick E. Lamb, Raj Maheshwari and Philip G. Tinkler;

•	Proposal 2—the approval of the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to change the name of the Company to “Real Industry, Inc.”;

•	Proposal 3—the ratification of the selection of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	Proposal 4—the approval of the adoption of the Signature Group Holdings, Inc. 2015 Equity Award Plan (the “Plan”);
•	Proposal 5—the approval, by advisory vote, of the compensation of our named executive officers as described in this proxy statement; and
•

Proposal 6—the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4.

We may also transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

What constitutes a quorum for the Annual Meeting?

The presence of the owners of a majority of the shares eligible to vote at the Annual Meeting is required in order to hold the Annual Meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted by telephone, via the Internet or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), at the Annual Meeting, both the shares associated with withheld votes, abstentions and broker non-votes will be counted as present and entitled to vote and therefore, will count for purposes of determining whether a quorum is present at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares (i) “FOR” each of the director nominees specified under Proposal 1; (ii) “FOR” the amendment to the Company’s Second Amended and Restated Certificate of Incorporation under Proposal 2;  (iii) “FOR” the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2015 under Proposal 3; (iv) “FOR” the approval of the adoption of the Plan under Proposal 4;  (v) “FOR” approval, by advisory vote, of the compensation of our named executive officers under Proposal 5; and (vi) “FOR” adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4.

How do I vote for the Board’s recommended nominees and the various other proposals?

Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Please vote in one of the following ways:

•

Vote by Telephone: You can vote your shares by telephone by calling the toll-free number indicated on your proxy card on a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•

Vote by Internet: You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting also is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

•

Vote by Mail: If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to promptly vote your proxy “FOR” each of the Board’s nominees and the other proposals recommended by the Board by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope. If you vote your proxy by telephone, via the Internet, or submit your executed proxy card by mail, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this proxy statement.

What if I hold my shares in “street name”?

If you hold your shares in “street name,” through a bank, broker, nominee or other holder of record (i.e., a “custodian”), your custodian is considered the stockholder of record for purposes of voting at the Annual Meeting. Your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian is permitted to vote your shares with respect to “routine” matters.  The “routine” matters at the Annual Meeting are the approval of an amendment to the Second Amended and Restated Articles of Incorporation to change the Company’s name under Proposal 2, and the ratification of the appointment of E&Y as our independent registered public accounting firm under Proposal 3. However, if you do not give instructions to your custodian, your custodian will NOT be permitted to vote your shares with respect to “non-routine” matters.  Proposals 1, 4, 5 and 6 at the Annual Meeting are considered non-routine matters. Accordingly, if you do not give your custodian specific instructions on Proposals 1, 4, 5 or 6, then your shares will be treated as “broker non-votes” and will not be voted on the proposal(s) for which you did not provide instructions. When the vote is tabulated for any particular matter, broker non-votes, if any, will only be counted for purposes of determining whether a quorum is present. Accordingly, we urge you to promptly give instructions to your custodian to vote “FOR” each of the Board’s director nominees in Proposal 1, and “FOR” Proposals 4, 5 and 6 by using the voting instruction card provided to you by your custodian. You will be given the option of voting by telephone, via the Internet, by mail or in person. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a legal proxy from your custodian at the Annual Meeting.

What is required to approve each proposal?

Proposal 1: Directors are elected by a plurality of votes cast at the Annual Meeting. Therefore, the seven nominees who receive the most votes will be elected. Any shares not voted (whether by withheld vote, broker non-vote or otherwise) are not counted in determining the outcome of the election of directors. Stockholders may not cumulate votes.

Proposal 2: The approval of the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to change the name of the Company to “Real Industry, Inc.” will be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of our common stock as of the Record Date. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. The proposed amendment is a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Proposal 3: The ratification of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2015 will be approved if the votes cast favoring the proposal exceed the votes cast opposing it. Any shares not voted (whether by abstention or otherwise) are not counted in determining the outcome of this proposal. The proposed amendment is a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Proposal 4: The approval of the adoption of the Plan will be approved if the votes cast favoring the proposal exceeds the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote, or otherwise) are not counted in determining the outcome of this proposal.

Proposal 5: The compensation of our named executive officers will be approved, by advisory vote, if the votes cast favoring the proposal exceeds the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote or otherwise) are not counted in determining the outcome of this proposal. However, because this vote is advisory, the outcome of this vote will not be binding on the Board. The Board will review and consider the voting results of this Proposal 5 in making future decisions regarding the compensation of the Company’s named executive officers.

Proposal 6: The proposal regarding the adjournment of the Annual Meeting will be approved if the votes cast favoring the proposal exceeds the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote, or otherwise) are not counted in determining the outcome of this proposal.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the Annual Meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) are not counted in determining the outcome of the vote.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised at the Annual Meeting in one of four ways:

•	vote again by telephone or via the Internet;
•	complete, sign, date and return the enclosed proxy card with a later date before the Annual Meeting;
•	vote in person at the Annual Meeting; or
•	notify the Corporate Secretary, Chris Manderson, in writing before the Annual Meeting, with a date later than your submitted proxy, that you are revoking your proxy.

Only the latest validly executed proxy that you submit will be counted.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. In addition, if you are a stockholder of record (owning shares of common stock in your own name), prior to your being admitted to the Annual Meeting, your name will be verified against a list of registered stockholders on the Record Date. If you are not a stockholder of record but hold shares through a bank, broker or nominee (in street name), you must provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your bank, broker or nominee. Both record and beneficial stockholders should bring photo identification for entrance to the Annual Meeting.

Why did I receive only one set of proxy materials although there are multiple stockholders at my address?

If one address is shared by two or more stockholders, companies and intermediaries (such as brokers) are permitted to use a delivery practice called “householding,” pursuant to which only one set of proxy materials will be sent to that address but a separate proxy card is included for each stockholder. This reduces printing and postage costs. Once you have received notice from the Company or your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you provide contrary instructions. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us to request future delivery of a single copy of these materials. The address and telephone number of the Company is: ATTN: Corporate Secretary, Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, (805) 435-1255. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Form 8-K after the Annual Meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings only if you comply with the requirements of the proxy rules established by the SEC and our Second Amended and Restated Bylaws.

Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for the 2016 annual meeting of stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 25, 2015, which is 120 calendar days prior to the anniversary of this year’s proxy mailing date. A stockholder who wishes to submit a proposal under Rule 14a-8 must qualify as an “eligible” stockholder and meet other requirements of the SEC.

Pursuant to the Company’s Second Amended and Restated Bylaws, if a stockholder wishes to submit a proposal that is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate an individual for election to the Board, the stockholder must provide timely notice to the Company. To be timely, the stockholder proposal or nomination must be mailed and received by, or delivered to, the secretary of the Company not later than February 28, 2016 or, if the date of the 2016 annual meeting of stockholders is more than 30 days earlier or later than May 28, 2016, then not later than ten days following the date that notice of the 2016 annual meeting of stockholders is first given. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal as described in the Second Amended and Restated Bylaws. A copy of the Second Amended and Restated Bylaws may be obtained from the Corporate Secretary by written request, and also is available on our corporate website at signaturegroupholdings.com.

Nominations for director candidates for consideration by the Board’s Nominating and Governance Committee should include the information specified in our Second Amended and Restated Bylaws, which includes, among other matters, as to each person whom the stockholder proposes to nominate: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person; and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Stockholder proposals and nominations must be in writing and should be directed to our Corporate Secretary at our principal executive offices: Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403.

How may I communicate with the Board of Directors or the independent directors on the Board?

You may contact any member of the Board of Directors by writing to the member c/o Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403. Board members may also be contacted via email through investor relations at investor.relations@signaturegroupholdings.com. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and forwarding such communications to the intended recipients where appropriate. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Signature. Concerns about accounting or auditing matters or communications intended for independent directors should be sent to the attention of the Chair of the Audit Committee at investor.relations@signaturegroupholdings.com. Our directors may at any time review a log of all correspondence received by Signature that is addressed to the independent members of the Board and request copies of any such correspondence.

Whom do I contact with additional questions?

We have retained Morrow & Co., LLC to act as proxy solicitor. If you have additional questions or need assistance voting your shares of common stock, you should contact them at:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Stockholders Call Toll-Free: 800-662-5200

Banks and Brokerage Firms, Please Call: 203-658-9400

PROPOSAL 1: ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly qualified and elected, or until their earlier death, resignation or removal.

Our Board of Directors recently increased the size of the Board of Directors to seven directors.  Our Board decided to increase the size of the Board of Directors given our recent transformative acquisition in which the size and complexity of our Company increased substantially, and which is expected to increase the amount of time, attention and participation of directors on our existing and possible additional committees in the future.  The Nominating and Governance Committee has recommended and our Board of Directors has selected, qualified and approved the following persons as nominees for election at the Annual Meeting, and other than Patrick Deconinck and William Hall, each of whom currently serves on the Board and was elected by the Company’s stockholders at the last annual meeting: Craig T. Bouchard, Peter C.B. Bynoe, Patrick Deconinck, William Hall, Patrick E. Lamb, Raj Maheshwari and Philip G. Tinkler. Each nominee for election has consented to be nominated, named as a nominee in this proxy statement and to serve if elected, and we do not know of any reason why any nominee would be unable to serve as a director.

If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate. The proxies solicited by this proxy statement may not be voted for more than seven nominees.

The Board recommends that you use the enclosed proxy card (or follow the directions set forth in the proxy card to vote by telephone or via the Internet) to vote “FOR” each of the Board’s seven director nominees.

Background Information on Director Nominees

Set forth below is certain information, as of April 6, 2015, regarding each director nominee, including information regarding the experience, qualifications, attributes or skills of each nominee and a statement of why the Board determined that the person should serve on the Board.

Craig T. Bouchard (Age 61): Mr. Bouchard has served as the Chairman of the Board and Chief Executive Officer of Signature since June 2013. Mr. Bouchard is a New York Times Best Selling Author, co-authoring a book on corporate management, “The Caterpillar Way: Lessons in Leadership, Growth and Stockholder Value,” Copyright 2013, (McGraw Hill, November 2013).  Mr. Bouchard is also Chairman of the Board and Chief Executive Officer of Cambelle-Inland, LLC, a small, private entity created in 2013 through which Mr. Bouchard manages certain investment activities in China. Prior to founding Cambelle-Inland, LLC, in 2010, Mr. Bouchard founded Shale-Inland, a leading master distributor of stainless steel pipe, valves and fittings, and stamped and fabricated parts to the United States energy industry with revenues approaching $1 billion. Mr. Bouchard served as the Chief Executive Officer and later as the Chairman of the Board of Shale-Inland through 2012. Before founding Shale-Inland, Mr. Bouchard was President and Vice Chairman of Esmark, Inc., a publicly traded company on the NASDAQ. Mr. Bouchard co-founded Esmark, Inc. in 2004. From 1998-2003, Mr. Bouchard was the President and Chief Executive Officer of New York based NumeriX, a risk management software company commanding a leading market share on Wall Street.  Mr. Bouchard is currently a member of the Board of the Department of Athletics at Duke University. Mr. Bouchard holds United States Patent No. 4,212,168, Power Producing Dry-Type Cooling Systems.Mr. Bouchard holds a Bachelor of Arts degree from Illinois State University, a Master of Economics degree from Illinois State University, and a Master of Business Administration degree from the University of Chicago.

The Board will benefit from Mr. Bouchard’s significant executive experience in a variety of industries, particularly metals as well as risk management, strategic planning, raising capital, financial engineering, a distinctive record of business successes and considerable experience in growing his companies both organically and through accretive acquisitions.

Peter C.B. Bynoe (Age 64): Mr. Bynoe has served as a director of Signature since July 2013 and is currently Chairman of the Compensation Committee of the Board and a member of the Audit Committee of the Board.  Mr. Bynoe is currently a Managing Director of Equity Group Investments, a private equity firm based in Chicago, IL. From September 2013 to October 2014, Mr. Bynoe served as the Chief Executive Officer of Rewards Network, Inc., a provider of credit card loyalty and rewards programs. Prior to Rewards Network, Mr. Bynoe served, since February 2009, as a partner and Chief Operating Officer of Loop Capital LLC, a full-service investment banking firm based in Chicago. He joined Loop Capital as a Managing Director in February 2008. As Chief Operating Officer, Mr. Bynoe oversaw the firm’s mergers and acquisitions practice in the utility and power sector. Mr. Bynoe also currently serves as a Senior Counsel in the Chicago office of the international law firm DLA Piper US LLP. From March 1995 until December 2007, Mr. Bynoe was a senior Partner at DLA Piper US LLP and served on its Executive Committee. Mr. Bynoe has also been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Since 2004, Mr. Bynoe has been a director of

Covanta Holding Corporation (“Covanta”) (NYSE: CVA), an internationally recognized owner of energy-from-waste and power generation projects. Since 2007, Mr. Bynoe has been a director of Frontier Communications Corporation (formerly known as Citizens Communication Corporation) (NASDAQ: FTR), a telephone, television and internet service provider, and was formerly a director of Rewards Network Inc. from 2003 to May 2008. Mr. Bynoe served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and State of Illinois created to develop the new Comiskey Park for the Chicago White Sox and was Managing General Partner of the National Basketball Association’s Denver Nuggets. Mr. Bynoe also served as a consultant to the Atlanta Fulton County Recreation Authority and the Atlanta Committee to Organize the Olympic Games in preparation for the 1996 Summer Olympic Games. Mr. Bynoe holds Juris Doctor, Master of Business Administration and Bachelor of Arts degrees from Harvard University and is a member of the Illinois Bar and a registered real estate broker.

The Board will benefit from Mr. Bynoe’s extensive legal and financial expertise, his background in infrastructure projects, his public sector service and his extensive knowledge of public policy issues. Mr. Bynoe’s service as a board member for other public and private companies will also enable him to provide valuable insight and perspective on governance matters, mergers and acquisitions activity and the utilization of net operating loss carryforwards, a strategy effectively implemented by Covanta during the period that Mr. Bynoe served on the Covanta Board of Directors.

Patrick Deconinck (Age 61): Mr. Deconinck is a director nominee and is not currently serving on the Board. Mr. Deconinck served as Senior Vice President-West Europe for 3M Company (“3M”) from 2011 to 2015, with overall responsibility for 3M’s West Europe business. 3M’s West Europe business accounted for approximately 20% of 3M’s total revenues and Mr. Deconinck oversaw approximately 16,000 employees in 16 countries. During this period, Mr. Deconinck orchestrated the restructuring of 3M’s European supply chain organization. From 2005 to 2011, Mr. Deconinck was Vice President and General Manager of 3M’s Industrial Adhesives & Tapes Division where he provided global leadership for 3M’s largest operating unit. Mr. Deconinck retired in March 2015 after providing more than 38 years of service with 3M. Mr. Deconinck holds an Acceptance degree in Applied Sciences from Catholic University of Leuven (Belgium) and is fluent in English, Flemish, French and German.

The Board will benefit from Mr. Deconinck’s long global executive experience, leadership positions in the United States and Europe, and responsibility for global profitability. Mr. Deconinck has a record of setting strategic direction and driving operational execution to deliver quarterly and annual targets, including driving growth through organic innovation, mergers and acquisitions integration, and Lean Six Sigma driven operational excellence.

William Hall (Age 71): Mr. Hall is a director nominee and is not currently serving on the Board. Mr. Hall has served as the General Partner of Procyon Advisors LLP, a Chicago-based private equity firm providing consulting and growth capital for healthcare services companies, since 2006 following the sale of Procyon Technologies, Inc. (“Procyon Technologies”). Mr. Hall has over thirty years of senior operating executive experience at Procyon Technologies (aerospace actuation components), Eagle Industries (capital goods) (LON: ATK), Fruit of the Loom (consumer goods) (NYSE: FOL), Cummins Inc. (industrial power equipment) (NYSE:CMI), and Falcon Building Products, Inc. (specialty building products) (NYSE: FBP) where Mr. Hall, as Chief Executive officer, completed an initial public offering and later completed a leveraged buyout to take the company private.

Since 2004, Mr. Hall has been a member of the board of directors of Stericycle, Inc. (“Stericycle”) (NASDAQ: SRCL) and currently serves as the Chairman of the Compensation Committee and formerly served as a member of the Audit Committee. Stericyle is a compliance company specializing in collecting and disposing regulated substances, such as medical waste and sharps, pharmaceuticals, hazardous waste, and providing services for recalled and expired goods. Since 2002, Mr. Hall has also been a member of the board of directors of W. W. Grainger, Inc. (“Grainger”) (NYSE: GWW) and currently serves on both the Audit Committee as a financial expert, and the Governance Committee. Grainger is an industrial supply company offering motors, lighting, materials handling, fasteners, plumbing, tools and safety supplies. From 2001 to 2014, Mr. Hall served as a member of the board of directors of Actuant Corporation (“Actuant”) (NYSE: ATU) and served on both the Audit and Governance Committees. Actuant is a diversified multi-national industrial company and a leader in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services for energy markets and highly engineered position and motion control systems. From 1984 to 2011, Mr. Hall also served as a member of the board of directors of A. M. Castle (“Castle”) (NYSE: CAS) and served as the chairman of the Governance Committee and was a member of the Audit and Compensation Committees. Castle is a global specialty metals and plastics distribution company.

Mr. Hall volunteers as an Adjunct Professor at the University of Michigan, where he has developed and taught graduate and undergraduate courses in entrepreneurial leadership of the College of Engineering and the Ross School of Business. Mr. Hall also serves as a member of the Executive Committee at the Rush University Medical Center in Chicago and as an advisory board member at the Depression Center, the Zell Lurie Institute and the Center for Entrepreneurial Leadership at the University of Michigan. During

the 1970’s, Mr. Hall served as a professor at the University of Michigan, the European Institute of Business Administration and the Harvard Business School. Mr. Hall holds degrees in aeronautical engineering (B.S.E.), mathematical statistics (M.S.) and business administration (M.B.A. and Ph.D.), all from the University of Michigan. Go Blue!

The Board will benefit from Mr. Hall’s extensive operational management, broad industrial background and financial expertise. Mr. Hall’s service as a board member for other public and private companies will also enable him to provide valuable insight and perspective on governance matters, mergers and acquisitions activity and global business initiatives.

Patrick E. Lamb (Age 55): Mr. Lamb has served as a director of Signature since April 2011 and is currently the Chairman of the Audit Committee and a member of the Nominating and Governance Committee. Mr. Lamb has over twenty years of chief financial officer experience in various public, public subsidiary and private entities, specifically in the financial services industry, including banking, commercial finance, commercial and residential real estate, debt and equity capital markets and insurance.  He also has experience in mergers, divestitures and acquisitions, financing and securitization structures and public accounting. In addition, Mr. Lamb served as the Chief Financial Officer for the Los Angeles Clippers of the National Basketball Association from July 2007 until December 2014. From 2004 to July 2007, Mr. Lamb served as the Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of Fremont General Corporation (“Fremont”), the Company’s predecessor. Prior to that, Mr. Lamb served as Vice President-Finance for Fremont and as the Chief Financial Officer of Fremont Financial Corporation, a subsidiary of Fremont. Before joining Fremont, Mr. Lamb worked at Ernst & Whinney (now Ernst & Young), serving primarily the financial services industries in various audit and consulting engagements. Mr. Lamb holds Bachelor of Science and Master in Accountancy degrees from the Marriott School of Management at Brigham Young University. Mr. Lamb also serves on two advisory boards for the Marriott School of Management at Brigham Young University and is also involved in various community and educational organizations.

The Board will benefit from Mr. Lamb’s considerable experience as a chief financial officer for over twenty years as well as his valuable insight to management on a multitude of strategic, governance, regulatory, compliance, public policy and operating issues.

Raj Maheshwari (Age 52): Mr. Maheshwari has served as a director of Signature since July 2013 and is currently a member of both the Compensation Committee and the Nominating and Governance committee. Since 2005, Mr. Maheshwari has been Managing Director of Charlestown Capital Advisors, LLC, a private merchant banking company he founded in 2005 specializing in financial advisory/merchant banking services (including mergers and acquisitions advisory) to public and private market emerging companies. In particular, Charlestown Capital assisted in Shale-Inland’s acquisitions of Main Steel in 2011 and HDSupply IPVF in 2012. In 2011, Charlestown Capital led the successful reorganization of Meruelo Maddux Properties (subsequently renamed EVOQ Properties), a commercial real estate company based in Los Angeles under Chapter 11 of the U.S. Bankruptcy Code. Charlestown Capital has been a mergers and acquisitions advisor to Esmark, Inc., a steel company that was sold to OAO Severstal of Russia in August, 2008 for $1.3 billion and has also advised Akela Pharmaceuticals, LTS Lohmann, Artevea Digital, among other emerging companies, in their mergers and acquisitions activities. In September 2013, Mr. Maheshwari was appointed Chief Operating Officer of Cambelle-Inland, LLC, an entity founded by Mr. Bouchard. From 1999 to 2005, Mr. Maheshwari was a Portfolio Manager and Managing Director at Weiss Peck and Greer Investments and its successor parent company Robeco Investment Management. From 1996 to 1999, Mr. Maheshwari was a Vice President of Research at Robert Fleming, Inc., where he helped run a $250 million (approximately) equity arbitrage portfolio. Mr. Maheshwari holds a Bachelor of Science degree in Mathematics and Computer Sciences from the State University of New York at Albany and a Master of Business Administration degree from New York University.

The Board will benefit from Mr. Maheshwari’s considerable investing experience, as well as expertise in identifying and closing value enhancing strategic transactions and in reviewing financial statements and capital allocation.

Philip G. Tinkler (Age 50): Mr. Tinkler has served as a director of Signature since August 2012 and is currently the chairman of the Nominating and Governance Committee and a member of both the Compensation Committee and the Audit Committee. Mr. Tinkler is the Chief Operating Officer and Chief Financial Officer at Equity Group Investments (“EGI”) and has served in various leadership capacities for EGI and its affiliates since 1990. He has been the firm’s Chief Financial Officer since 2002, and the Chief Operating Officer since 2006. Since 2009, he has also been Chief Financial Officer for Chai Trust Company, LLC, an Illinois registered trust company that is trustee for many of the Zell family trusts. He also serves as Chief Operating Officer, managing EGI’s human resources, administration and facilities functions. From 2003 to 2004, Mr. Tinkler worked at the company that is known today as Covanta (NYSE: CVA), an internationally recognized owner/operator of energy-from-waste and power generation projects. During his tenure as Chief Financial Officer at Covanta, a publicly-traded company with significant net operating loss carryforwards, it was then known as Danielson Holding Corporation when it acquired Covanta Energy Corporation out of bankruptcy proceedings, successfully integrated the acquired business and changed its name to Covanta Holding Corporation, as it is currently known. He also served on the board of directors of Covanta’s wholly-owned, legacy insurance subsidiaries. He began his career at Ernst & Young,

LLP. Mr. Tinkler holds a Bachelor of Science degree from Northern Illinois University and a Master of Science degree in Taxation from DePaul University.

The Board will benefit from Mr. Tinkler’s significant broad financial, tax and acquisition experience, including structuring, diligence, bank financings, and securities offerings, as well as his success with working with other companies to optimize the utilization of their net operating loss carryforwards.

Director Nominee Qualifications and Attributes

The following table identifies the areas of expertise, experience, qualifications, skills or attributes that the Nominating and Governance Committee of the Board reviews for each potential director nominee. Further, the table below provides the Board’s assessment of the qualifications of each of the current Board members, which led to the Board’s conclusion that such director should be named as a nominee. This information supplements the biographical information provided above.

Experience, Qualification, Skill, or Attribute	Bouchard	Bynoe	Deconinck	Hall	Lamb	Maheshwari	Tinkler
Professional standing in chosen field	X	X	X	X	X	X	X
Mergers and acquisitions	X	X	X	X	X	X	X
Audit Committee financial expert (actual or potential)				X	X		X
Public company experience (current or past)	X	X	X	X	X	X	X
Leadership and team building skills	X	X	X	X	X	X	X
Specific skills/knowledge:
Finance	X	X	X	X	X	X	X
Income taxes	X				X		X
Operations	X	X	X	X	X		X
Integration of acquisitions	X		X	X	X	X	X
Public affairs	X	X		X	X		X
Human resources	X	X	X	X	X	X	X
Governance	X	X	X	X	X	X	X
Stockholder	X	X			X	X	X

Vote Required

The seven candidates receiving the highest number of affirmative votes will be elected as our directors. Shares associated with withhold votes and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” the nominees listed above.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2: AMENDMENT TO THE COMPANY’S SECOND

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board unanimously adopted a resolution to submit to a vote of stockholders a special resolution to change the name of the Company from “Signature Group Holdings, Inc.” to “Real Industry, Inc.” If stockholders approve this proposal, the change in the Company’s name will become effective promptly after the Annual Meeting upon the filing by the Company of an amendment, in the form of the amendment attached hereto as Appendix A, to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the new name of the Company.

Purpose and Rationale for the Proposed Change of Name

As previously disclosed, the Company’s indirect wholly owned subsidiary Real Alloy Holding, Inc. (“Real Alloy”) recently completed the acquisition of the global recycling and specification alloys business of Aleris Corporation (the “Real Alloy Acquisition”).  The Real Alloy Acquisition follows through on the Company’s previous publicly announced strategy to become a holding company known as a stable, strategic acquirer of businesses focused on sectors that include transportation, food, water and energy.  The Company seeks to acquire companies that are consistently profitable and accretive to earnings. As shown by the Real Alloy Acquisition, the Company seeks businesses with management teams that have shown success through various business cycles, and have built strong margins and defensible market positions. The Company regularly considers acquisitions in what it views as undervalued industries, as well as businesses with underlying values that we believe to be misunderstood by the marketplace.

The Company's new name has been designed as part of an effort to develop a brand that will better represent a holding company following the above described acquisition strategy, and the Board feels that the name Signature Group Holdings, Inc. no longer appropriately represents the current operations and acquisition strategy of the Company. The new name will also allow for continued strategic investment, without limiting the image of the Company to the public, as new opportunities emerge.

Effect of the Proposed Amendment

If approved by stockholders, the change in our name will not affect the validity or transferability of any existing share certificates that bear the name “Signature Group Holdings, Inc.”  If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing share certificates. The rights of stockholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “Real Industry, Inc.”

Our common stock currently trades on OTCQX under the symbol “SGRH.” Upon the opening of the NASDAQ on April 21, 2015, our common stock will be traded under the symbol “RELY” on the Nasdaq Global Select Market. If the proposed name change is approved, our shares will continue to trade under this symbol. However, a new CUSIP number will be assigned to the common stock shortly following the name change.

We believe the name change will result in an immaterial cost to the Company.

If stockholders do not approve the proposal to change our name, our name and CUSIP number will remain unchanged, however, our common stock will continue to trade under the symbol “RELY.”

Vote Required

This proposal will be approved if the holders of a majority of all outstanding shares entitled to vote on this proposal affirmatively vote to approve this proposal. Abstentions will have the same effect as a vote against the approval of the proposal. The proposed amendment is a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHANGE IN THE NAME OF THE COMPANY FROM “SIGNATURE GROUP HOLDINGS, INC.” TO “REAL INDUSTRY, INC.”

PROPOSAL 3: RATIFY THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent auditor for the year ended December 31, 2014 was Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), an independent registered public accounting firm. The Audit Committee and the Board have selected E&Y as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2015. The Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate practice.

On March 16, 2015, the Audit Committee approved the appointment of E&Y as the Company’s new independent registered public accounting firm to perform audit services for the Company for the fiscal year ending December 31, 2015, replacing Squar Milner. As previously disclosed in the Company’s Current Report on Form 8-K on March 19, 2015, there were no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Squar Milner would have caused Squar Milner to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013.

In the event that the stockholders fail to ratify the appointment of E&Y, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

A representative of E&Y is expected to attend the Annual Meeting, and that representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Please see “Audit Information” for a discussion of the fees paid by the Company to its predecessor auditor, Squar Milner, for the fiscal years ended December 31, 2014 and 2013.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Shares associated with abstentions will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF E&Y AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 4: APPROVAL OF THE EQUITY AWARD PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS

In April 2015, the Board, upon the recommendation of the Compensation Committee, unanimously approved and adopted the Signature Group Holdings, Inc. 2015 Equity Award Plan (the “Plan”) and directed that it be submitted to our stockholders for approval at the Annual Meeting. As described below, the Plan will replace our existing equity plan and increase the total number of shares authorized for issuance. If approved by our stockholders, future equity grants will be made under the Plan and not the prior plan. The Plan will become effective when it is approved by our stockholders.

The purpose of the Plan is to promote the interests of the Company (including its subsidiaries and affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management, nonemployee directors and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability. The Compensation Committee and the Board believe that the ability to provide equity-based incentives has been, and will continue to be, vital to the Company’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.

The Plan replaces the currently existing equity plan: the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Former Plan”). The Former Plan was originally effective May 18, 2006 and expires by its terms on May 17, 2016. An amendment to the Former Plan was approved by stockholders on July 24, 2012. Upon approval of the Plan by our stockholders, the Former Plan will be terminated with respect to any awards under such plan that have not yet been granted. The Former Plan is currently the only compensation plan under which the Company’s equity securities are authorized for issuance. As of March 31, 2015, there were 281,739 shares of common stock available for issuance under the Former Plan.

If approved by our stockholders, the total shares of common stock issuable under the Plan will be 1,600,000 shares, plus shares of common stock remaining available for issuance under the Former Plan, and other shares, if any, that become available pursuant to the terms of the Former Plan. The Company has not sought an increase in the number of shares issuable under the Former Plan since July 24, 2012.

Highlights of the Plan

The Board recommends that our stockholders approve the Plan because it believes that employee and nonemployee director ownership in the Company serves the best interests of all stockholders by promoting a focus on long-term increase in stockholder value. The Plan permits the Company to take a flexible approach to its equity awards by permitting the grant of restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards and other stock awards. We have also designed the Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, and employees and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. We cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a Company recapitalization), and at any time when the exercise price of an award is above the market value of our common stock, we cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the Plan can be automatically replenished.

No Automatic Grants. The Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

Minimum Vesting requirements. Subject to certain limited exceptions, awards under the Plan will be subject to a minimum vesting period of one year.

No liberal change-in-control definition. The change-in-control definition contained in the Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” change in control vesting.  If awards granted under the Plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

No dividends on unearned performance awards.  The Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on amendments.  No amendments to the Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which the Company’s shares are traded.

Administered by an independent committee.  The Plan will be administered by the Compensation Committee, which is comprised entirely of independent directors. See page 29 for more information about the Compensation Committee.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

Plan Principal Features

The principal features of the Plan are summarized below. This summary is not complete, however, and is qualified by the terms of the Plan, a copy of which is attached to this proxy statement as Appendix B.

Shares Available Under the Plan

The maximum aggregate number of shares of common stock available for issuance under the Plan is 1,600,000, plus the number of shares of common stock remaining available for issuance under the Former Plan and shares forfeited or otherwise not issued on exercise of awards under the Former Plan. As of March 31, 2015, a total of 281,739 shares of common stock were available for future grant under the Former Plan. Shares subject to an award may be authorized but unissued, or reacquired shares of common stock or treasury shares. If an award under the Plan (or an award under the Former Plan) expires or becomes unexercisable without having been exercised in full, or an award is settled for cash, the unissued shares that were subject to the award will become available for future grant under the Plan, as will any shares that are withheld by the Company when an option is exercised or tax withholdings are satisfied by the tendering of shares. However, shares that have actually been issued under the Plan will not be returned to the Plan and will not be available for future distribution under the Plan.

Plan Administration

The Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the exclusive authority, subject to the terms and conditions set forth in the Plan, to determine all matters relating to awards under the Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award. The Compensation Committee may, however, authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Compensation Committee, or delegate to an officer the authority to make certain decisions under the Plan.

Term

The Plan will become effective upon the approval of the Company’s stockholders and shall continue in effect for a term of ten (10) years, unless sooner terminated pursuant to its provisions.

Eligibility

Awards under the Plan may be granted to employees (including officers) and directors of the Company, its subsidiaries and affiliates. In addition, an award under the Plan may be granted to a person who is offered employment by the Company or a subsidiary or affiliate of the Company, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period. If otherwise eligible, an employee or director who has been granted an award under the Plan may be granted other awards. Although all employees of the Company, its subsidiaries and affiliates are eligible to receive awards under the Plan, it is not possible to estimate the number of additional individuals who may become eligible to receive awards under the Plan from time to time.

Limitations on Awards Granted to Recipient

No recipient may be granted (i) options or stock appreciation rights during any 12-month period with respect to more than 500,000 shares, and (ii) restricted stock awards, restricted stock unit awards, or performance shares during any calendar year that are intended to comply with the “performance-based” exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”) and are denominated in shares under which more than 500,000 shares may be earned for each twelve (12) months in the vesting period or performance period. During any calendar year no recipient may be granted performance units that are intended to comply with the “performance-based” exception under Section 162(m) of the Tax Code and are denominated in cash under which more than $5,000,000 may be earned for each twelve (12) months in the performance period. Each of the limitations in this section shall be multiplied by two (2) with respect to awards granted to a recipient during the first calendar year in which the recipient commences employment with the Company and its Subsidiaries. In addition, no director, except the Chairman of the Board and any Vice Chairman of the Board, may be granted equity awards under the Plan with an aggregate grant date fair value in excess of $300,000 in any calendar year, excluding any shares received in lieu of fees. If any award (or portion of an award) is cancelled, the shares subject to the cancellation will count toward these limits.

Awards

The Plan is broad-based and flexible, providing for awards to be made in the form of (a) restricted stock and restricted stock units, (b) incentive stock options, which are intended to qualify under Section 422 of the Tax Code, (c) non-qualified stock options, which are not intended to qualify under Section 422 of the Tax Code, (d) stock appreciation rights, (e) performance awards, (f) performance shares, (g) performance units or (f) other stock-based awards that relate to or serve a similar function to the awards described above. Awards may be made on a standalone, combination or tandem basis. Additional information about some of the awards is set forth below.

Restricted Common Stock Awards and Restricted Stock Units

Awards of Restricted Common Stock Awards and Restricted Stock Units. Awards of restricted common stock are shares of common stock awarded to the recipient, all or a portion of which are subject to a restriction period set by the Compensation Committee during which restriction period the recipient shall not be permitted to sell, transfer or pledge the restricted common stock. Restricted stock units are notional accounts that are valued solely by reference to shares of common stock, subject to a restriction period set by the Compensation Committee and payable in common stock, cash or a combination thereof. The restriction period for both restricted stock and restricted stock units may be based on period of service, which shall not be less than one (1) year, performance of the recipient or the Company, subsidiary, division or department for which the recipient is employed or such other factors as the Compensation Committee may determine.

Rights as a Stockholder. Subject to any restrictions set forth in the award agreement, a recipient of restricted common stock will possess all of the rights of a holder of common stock of the Company, including the right to vote and receive dividends. Cash dividends on the shares of common stock that are the subject of a restricted common stock award shall be paid in cash to the recipient and may be subject to forfeiture as set forth in the award agreement. The recipient of restricted stock units shall not have any of the rights of a stockholder of the Company; the Compensation Committee shall be entitled to specify with respect to any restricted stock unit award that upon the payment of a dividend by the Company, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the restricted stock units had they been converted into the same number of shares of common stock and held by the recipient on that date. Upon adjustment and vesting of the restricted stock unit, any cash payment due with respect to such dividends shall be made to the recipient.

Termination of Employment or Director Relationship. Generally, upon termination of employment or a director relationship for any reason during the restricted period, the recipient will forfeit the right to the shares of restricted common stock to the extent that the applicable restrictions have not lapsed at the time of such termination.

Common Stock Options

Types. Common stock options may be granted under the Plan to directors in the form of nonqualified stock options and to employees in the form of incentive stock options or nonqualified stock options.

Exercise Price. The per share exercise price for shares underlying common stock options will be determined by the Compensation Committee, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant.

Term of Option; Vesting. The term during which a common stock option may be exercised will be determined by the Compensation Committee, provided that no common stock option will be exercisable more than ten (10) years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the term of such common stock option may not be more than five (5) years. The Compensation Committee has full authority, subject to the terms of the Plan, to determine the vesting period or limitation or waiting period with respect to any common stock option granted to a participant or the shares purchased upon exercise of such option; provided, however, that such vesting restriction or limitation or waiting period shall not be less than one (1) year.  In addition, the Compensation Committee may, for any reason, accelerate the exercisability of any common stock option.

Other Awards

Stock Appreciation Rights. The Compensation Committee may grant to an employee or a director a right to receive the excess of the fair market value of shares of the Company’s common stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Compensation Committee, be paid in cash or common stock or a combination of both.

Performance Awards. The Compensation Committee may grant performance awards to employees based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of the Company or its affiliates or subsidiaries during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Compensation Committee’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Compensation Committee at the time the award is made. Unless otherwise provided in an award or by the Compensation Committee, performance awards terminate if the recipient does not remain an employee or director of the Company, or its affiliates or subsidiaries, at all times during the applicable performance period.

Other Stock-Based Awards. The Compensation Committee may, in its discretion, grant other stock-based awards that are related to or serve a similar function to the awards described above.

Material Terms of Performance Goals for Qualified Performance-Based Compensation

Under section 162(m) of the Tax Code, in order for the Company to deduct compensation in excess of $1,000,000 that is paid in any year to any “covered employee,” such compensation must be treated as “qualified performance-based,” within the meaning of section 162(m) of the Tax Code. A “covered employee” is defined under section 162(m) of the Tax Code as a company’s principal executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (other than the principal executive officer or principal financial officer). Section 7 of the Plan sets forth the procedures the Compensation Committee should follow to avoid the deductibility limitations of section 162(m) of the Tax Code when making long-term incentive performance awards under the Plan to current covered employees and employees whom the Compensation Committee anticipates may become covered employees between the time of grant and payment of the award. However, there can be no guarantee that amounts payable under the Plan will be treated as “qualified performance-based” compensation and the Company reserves the flexibility to pay nondeductible compensation when necessary to achieve our compensation objectives.

Among other things, in order for an award under Section 7 of the Plan to be treated as “qualified performance-based” compensation that is not subject to the $1,000,000 cap, stockholder approval of the material terms of the performance goals is required at least every five (5) years. The material terms include the employees eligible to receive the compensation, a description of the performance criteria and the maximum amount of compensation that may be paid to any one employee. A description of the material terms for qualified performance-based compensation in the Plan follows.

Employees Eligible to Receive Compensation. A performance-based award under the Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. In addition, a performance-based award may be granted to a person who is offered employment by the Company or a subsidiary or affiliate of the Company, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period.

Performance Criteria. When making an award under the Plan, the Compensation Committee may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. Section 7 of the Plan includes the performance criteria the Compensation Committee has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award, which shall consist of objective tests based on one or more of the following:

•	earnings;
•	operating profits (including measures of earnings before interest, taxes, depreciation and amortization, referred to in this proxy statement as “EBITDA”, or adjusted EBITDA);
•	free cash flow or adjusted free cash flow;
•	cash from operating activities;
•	revenues;
•	net income;
•	financial return ratios;
•	market performance;
•	stockholder return and/or value;
•	net profits, before or after tax;
•	earnings per share;
•	profit returns and margins;
•	stock price;
•	stock price compared to a peer group of companies;
•	working capital;
•	capital investments;
•	returns on assets;
•	returns on equity;
•	returns on capital investments;
•	selling, general and administrative expenses;
•	discounted cash flows;
•	productivity;
•	expense targets;
•	market share;
•	cost control measures;
•	strategic initiatives;
•	changes between years or periods that are determined with respect to any of the above-listed performance criteria;
•	net present value;
•	sales volume;
•	cash conversion costs;

•	leverage ratios;
•	maintenance of liquidity;
•	integration of acquired businesses;
•	operational efficiencies, including Lean Six Sigma initiatives;
•	regulatory compliance, including the Sarbanes-Oxley Act of 2002; and
•	economic profit.

Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of one or more peer groups of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss. In order to qualify as performance-based under section 162(m) of the Tax Code, the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another.

Other Provisions

Termination, Amendment and Employee Retirement Income Security Act of 1974 (“ERISA”) Status. The Plan provides that the Board may generally amend, alter, suspend or terminate the Plan and the Compensation Committee may prospectively or retroactively amend any or all of the terms of awards granted under the Plan, so long as any such amendment does not impair the rights of any recipient without the recipient’s consent. Stockholder approval is required for any material Plan amendment or any amendment necessary to comply with the Tax Code or any other applicable laws or stock exchange requirements. The Plan is not subject to the provisions of ERISA.

Antidilution Provisions. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each outstanding award (and the purchase or exercise price thereof), and the number of shares of Common Stock that have been authorized for issuance under the Plan, but as to which no awards have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an award or the withholding of shares by the Company) will be proportionately adjusted to prevent dilution or enlargement of rights in the event of any stock split, stock dividend, combination or reclassification of the common stock or other relevant capitalization change.

Prohibition on Loans to Participants. The Company may not lend money to any participant under the Plan for the purpose of paying the exercise or base price associated with any award or for the purpose of paying any taxes associated with the exercise or vesting of an award.

Withholding Obligations. The Company may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind that the Company is required by any law or regulation of any governmental authority to withhold in connection with any award under the Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Stock to be issued under the Plan, until such time as the recipient has paid the Company for any amount the Company is required to withhold with respect to taxes. Unless otherwise determined by the Compensation Committee, withholding obligations may be settled with vested common stock, including vested common stock that is part of the award that gives rise to the withholding requirement. The Compensation Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested common stock.

Annual Awards. The Company has not approved any awards that are conditioned on stockholder approval of the Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Plan due to the discretionary nature of the Company’s equity grant awards. The following table sets forth information regarding annual benefits under the Plan that would have been received by nonemployee directors, based on the closing price of our common stock on December 31, 2014, had the Plan been in place on January 2, 2015.

Group	Shares Granted
Nonemployee Directors (4 persons)	41,960

The following table provides the number of shares of common stock subject to equity award grants under the Former Plan, for the listed individuals and specified groups, during the year ended December 31, 2014:

Group	Shares Granted
Craig T. Bouchard	12,500
Kyle Ross	7,500
W. Christopher Manderson	7,500
Executive Officers (3 persons)	27,500
Employees, excluding Executive Officers (11 persons)	17,986

Potential Dilutive Impact of Plan

We are committed to effectively managing our employee equity compensation programs while minimizing stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and our “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the year, divided by the weighted average number of shares of common stock outstanding during the period. The burn rate measures the potential dilutive effect of our equity grants. We define “overhang” as the number of full value awards granted (but not yet vested or issued) and stock options granted (but not yet exercised) divided by the number of shares of common stock outstanding at the end of the period.

Burn Rate Analysis. The Compensation Committee approved and recommended that the Board approve the Plan, which would increase the number of available shares of Common Stock by 1,600,000 to 1,881,739, based on its analysis that this amount will be sufficient to cover awards for at least three years depending on the price of our common stock at the time of actual grants. The Board subsequently approved the Plan, subject to approval by our stockholders. In setting the amount of shares subject to the Plan, the Compensation Committee and the Board considered the historical amounts of equity awards the Company has granted in the past three years. In fiscal years 2012, 2013, and 2014, the Company granted equity awards under the Former Plan representing approximately 4.0%, 2.7%, and 0.6% of weighted average common shares outstanding in each year, respectively. Using grants under the Former Plan, the Company calculated its three-year average equity share usage at 2.4% of weighted average common shares outstanding. The Compensation Committee intends to manage the Company’s burn rate by continuing to review institutional investor guidelines and market practices, and, in connection with that, believes the 1,600,000 shares of Common Stock for which stockholder approval is being sought represents an appropriate increase at this time.

Overhang Analysis. In setting the amount of additional shares to be subject to the Plan, the Compensation Committee and the Board also considered the total amount of awards outstanding under existing grants. As of March 31, 2015, awards covering an aggregate of 1,141,502 shares of Common Stock were outstanding under the Former Plan (if the Plan is approved, the shares available for issuance under the Former Plan will be moved to the Plan and no new awards will be made under the Former Plan). Accordingly, our outstanding awards and shares available for issuance under the Former Plan, consisting of approximately 1.4 million shares of Common Stock (commonly referred to as the “overhang”), represented approximately 5.0 % of our outstanding shares of common stock as of March 31, 2015, on a fully diluted basis. If stockholders approve the Plan, an additional 1.6 million shares will be available for future grants, which will bring the total overhang to approximately 10.1%, which we believe is within industry norms.

New Plan Benefits Table

The benefits under the Plan that will be received by or allocated to participants, other than nonemployee directors, are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. As evidenced by our reasonable burn rate and the fact that we have not sought to authorize and increase in common shares since July 24, 2012, the Compensation Committee and the Board have been judicious in granting such awards and have displayed a sensitivity to minimizing the impact of the potential dilution that such awards could have on our stockholders. However, as the Plan does not contemplate the amount or timing of specific equity awards, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards. Based on the foregoing, the Compensation Committee and the Board believe that the Plan, which represents an increase of 1,600,000 shares of common stock above the combined shares of common stock available as of March 31, 2015 under the Former Plan, is appropriate at this time. Information about awards granted in 2014 under the Former Plan to our named executive officers can be found in the table under the heading “Grants of Plan-Based Awards - 2014” in this proxy statement.

Criteria Relied Upon for Equity Award Grant Decisions

In making its decisions regarding equity award grants, the Compensation Committee generally considers the scope of the potential grantee’s responsibility at the Company, the relative internal value to the Company of the position, the potential grantee’s experience, past performance, and expected future contributions to the Company, the need to attract or retain the particular potential grantee, and, in the case of executive officers, peer group data provided by the Compensation Committee’s independent consultant. The Compensation Discussion and Analysis (“CD&A”), found on pages 34—41 of this Proxy Statement, describes in further detail the criteria and measures used by the Compensation Committee in making equity award grant determinations for our named executive officers in 2014. These determinations are in turn submitted by the Compensation Committee to the Board for ratification. The Compensation Committee and Board intend to continue to consider the Company’s equity expenditures in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of our stockholders.

Our Security Ownership Guidelines

Stockholders should also consider the Company’s security ownership guidelines that define ownership expectations for directors and certain executive officers. We believe that our directors and executive officers should have a significant financial stake in the Company to encourage alignment of their interests with those of our stockholders.  Accordingly, we recently adopted security ownership guidelines for our directors and executive officers that is discussed more fully on page 39 of this Proxy Statement. The Company’s security ownership guidelines contemplate that nonemployee directors should own shares of common stock equal to at least five (5) times their annual cash compensation as a director, and that officers should hold Company securities equal in value to five (5) times base salary (for our Chief Executive Officer), three (3) times base salary (for Executive Vice Presidents), and one (1) times base salary (for Senior Vice Presidents). The Compensation Committee will annually review each officer’s progress toward meeting the stock ownership guidelines.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the receipt of restricted common stock and restricted stock units, the grant and exercise of common stock options awarded under the Plan and the subsequent disposition of shares acquired upon such exercise and the receipt of certain other awards under the Plan. This summary is based upon the provisions of the Tax Code as in effect on the date of this proxy statement, current regulations adopted and proposed thereunder and existing judicial decisions, as well as administrative rulings and pronouncements of the Internal Revenue Service (all of which are subject to change, possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws. Furthermore, the general rules discussed below may vary, depending upon the personal circumstances of the individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction.

Taxation of Restricted Common Stock. In general, except in the case of an election under section 83(b) of the Tax Code, a participant will not incur any tax upon the grant of shares of stock which are subject to a substantial risk of forfeiture. However, when the restrictions lapse or the shares become freely transferable, the participant will recognize ordinary income equal to the fair market value of the applicable shares at such time, less the amount, if any, paid for such shares, unless the participant has made a section 83(b) election with respect to such shares or has elected to defer receipt of such shares, as discussed below.

If a participant makes a section 83(b) election within 30 days of a grant of restricted common stock, the participant will recognize ordinary income at the time of grant in an amount equal to the difference between the fair market value of the restricted shares on the grant date and the amount, if any, paid for such restricted shares. If the participant makes such an election, he or she will not recognize any further income with respect to such shares solely as a result of a later lapse of the restrictions.

If a participant holds the restricted common stock as a capital asset after the earlier of either (1) the vesting of such restricted common stock or (2) the making of a timely section 83(b) election with respect to such restricted common stock, any subsequent gain or loss will be taxable as long-term or short-term capital gain or loss, depending upon the holding period. For this purpose, the basis in the restricted common stock generally will be equal to the sum of the amount (if any) paid for the restricted common stock and the amount included in ordinary income as a result of the vesting event or section 83(b) election, as applicable; provided, however, that, if a participant forfeits restricted common stock with respect to which a section 83(b) election was made prior to vesting, the participant’s capital loss is limited to the amount (if any) paid for such restricted common stock.

In general, at the time a participant recognizes ordinary income with respect to the restricted common stock, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by section 162(m) of the Tax Code.

Taxation of Restricted Stock Units; Stock Appreciation Rights; Performance Shares and Performance Units. In general, a participant will not incur any tax upon the grant of either restricted stock units, stock appreciation rights, performance shares or performance units. However, when the restrictions lapse, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any property received.

Taxation of Non-Qualified Stock Options. In general, a participant will not recognize any income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, however, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the non-qualified option stock on the date of exercise over the exercise price (i.e., the “spread”) and the Company will be entitled to a deduction in an equal amount, which may be limited by section 162(m) of the Tax Code.

Upon subsequent sales of shares obtained through the exercise of non-qualified stock options, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose generally will be fair market value of the shares on the date of exercise.

Taxation of Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to alternative minimum tax. If the shares acquired upon exercise are sold after the expiration of two years from the grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by section 162(m) of the Tax Code, the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.

Taxation of Other Stock Based Awards. Other awards may be granted under the Plan. Since the amount, character and timing of income recognized in connection with such awards will vary depending upon the specific terms and conditions of such awards, no information regarding the tax consequences of the receipt of such awards may be provided at this time.

Tax Withholding. The obligations of the Company under the Plan are conditioned upon proper arrangements being in place with participants in the Plan for the payment of withholding tax obligations. Unless otherwise determined by the Compensation Committee, withholding tax obligations may be settled with shares of common stock, including shares that are part of the award that gives rise to the withholding obligation.

In light of the factors described above, including the limited increase in the total number of shares of common stock available for issuance as future equity awards, and the fact that the Company has not sought an increase in shares of common stock available for issuance as equity awards since July 24, 2012, the Compensation Committee believes that the ability to grant equity compensation is vital to the Company’s ability to continue to attract, motivate, reward, and retain individuals.

* * *

The inclusion of certain information in this Proxy should not be regarded as an indication that the assumptions used to determine the number of additional shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our other filings with the SEC.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Shares associated with abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE PLAN.

PROPOSAL 5: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.

The Company’s current policy, upon the recommendation of our stockholders, is to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. Therefore, it is expected that the next such vote will occur at the 2016 annual meeting of stockholders.

In the CD&A section of this proxy statement, we describe how the Company, the Compensation Committee and the Board view basic compensation, bonus, equity opportunities and goals of our named executive officers.  We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote “FOR” approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance, aligning the executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. We strongly encourage stockholders to read “Executive Compensation and Other Information,” “Compensation Committee,” and the CD&A section in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the 2014 compensation of our named executive officers.

The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Shares associated with abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6: ADJOURNMENT OF THE ANNUAL MEETING

In the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4, our Board may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the DGCL, the Board is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken unless the adjournment is for more than 60 days. If a new record date is fixed, notice of the adjourned meeting will be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration (the “Adjournment Proposal”). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 2 and/or Proposal 4, including the solicitation of proxies from our stockholders who have previously voted against these proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 2 and/or Proposal 4, have been received, we could adjourn the Annual Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 2 and/or Proposal 4.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them “FOR” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2 AND/OR PROPOSAL 4.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Based on information supplied to it by the directors in April 2015, the Board determined that each of Messrs. Bynoe, Deconinck, Hall, Lamb, Maheshwari and Tinkler were “independent” under both the rules of the New York Stock Exchange and the NASDAQ Stock Market. The Board made such determinations based on the fact that such directors have not had, and currently do not have, any material relationship with the Company or its affiliates or any executive officer of the Company or their affiliates that would impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship. In addition, the Board considered any business relationships that the directors may have outside of the Company, including those described herein, and determined that such relationships would not impair their independence.

Meetings and Committees of the Board

At the beginning of 2014, the Board of Directors had three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

During 2014, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors—39; Audit Committee—4; Compensation Committee—3; and Nominating and Governance Committee—3. During 2014, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committees of the Board held while such director was serving on the Board or such committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the “Governance” page of our corporate website at signaturegroupholdings.com or a copy may be obtained without charge upon request by writing to the following address: Corporate Secretary, Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403.

Audit Committee

The Audit Committee assists the Board in monitoring: (a) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes; (b) the qualifications and independence of the Company’s independent registered public accounting firm; (c) the engagement and performance of the Company’s independent registered public accounting firm; (d) the Company’s systems of disclosure controls and procedures, internal control over financial reporting, and compliance with ethical standards adopted by the Company; and (e) the Company’s compliance with legal and regulatory requirements. The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the Company’s independent registered public accounting firm.  As noted in Proposal 2 of this Annual Meeting, on March 16, 2015, the Audit Committee recommended and the Board approved the replacement of Squar Milner with E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and annual consolidated financial statements and internal control over financial reporting and discusses with management and the Company’s independent registered public accounting firm any significant accounting, internal control or reporting issues and conformance of the Company’s consolidated financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited consolidated financial statements should be included in the Company’s annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures.

The current members of the Audit Committee are Messrs. Lamb (Chairman), Bynoe and Tinkler.  Mr. Bynoe joined the committee in April 2014, replacing Mr. Maheshwari who served on the committee until April 2014. Each of Messrs. Lamb, Bynoe and Tinkler is, and Mr.  Maheshwari was during his time of service as a member of the committee, “independent” under the rules of the New York Stock Exchange, the NASDAQ Stock Market and Rule 10A-3 under the Exchange Act. The Board determined that each of Messrs. Lamb and Tinkler satisfies the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the Commission. The Board confirmed that Mr. Hall will also satisfy the criteria for classification as an “audit committee financial expert” upon joining the Board.

In 2014 and thru March 15, 2015, the Audit Committee met with management and the Company’s registered independent public accounting firm, Squar Milner, to make inquiries regarding the manner in which the responsibilities of each were being discharged and to report their findings to the Board. The Audit Committee also met separately with Squar Milner, without management present. The Audit Committee was primarily concerned with the integrity of the Company’s consolidated financial statements, compliance with legal and regulatory requirements and the independence and performance of Squar Milner.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Messrs. Tinkler (Chairman), Maheshwari and Lamb. The Board determined that all members of the Nominating and Governance Committee were nonemployee, independent directors within the meaning of Rule 16b-3 under the Exchange Act.

The Nominating and Governance Committee assists the Board in: (a) identifying individuals qualified to become members of the Board and its committees, and recommends individuals to the Board for nomination as members of the Board and its committees; (b) evaluating and recommending to the Board the composition and compensation of the Board and its committees; and (c) developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee also oversees the evaluation process of the Board and management.

The Nominating and Governance Committee will consider all qualified director candidates identified by members of the Nominating and Governance Committee, by senior management and, as described below, by stockholders. However, the Nominating and Governance Committee has not, at this time, put in place a formal policy with regard to procedures to identify such candidates. The Board believes that it is appropriate for the Company not to have a specific policy because stockholders are always free to submit recommendations for Board candidates, simply by following the procedures described below.

In nominating candidates, the Nominating and Governance Committee takes into consideration such factors as a candidate’s experience with businesses and other organizations of comparable size, their judgment, skill, diversity, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The minimum qualifications and attributes that the Nominating and Governance Committee will consider necessary for a director nominee include: the ability to apply good business judgment, the ability to exercise his or her duties of loyalty and care, proven leadership skills, diversity of experience, high integrity and ethics, the ability to understand principles of business and finance and familiarity with issues affecting the Company’s businesses.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, provided the recommendations are timely and include certain specified information. To be timely, the recommendation must be received by the Company’s Secretary within the time period prescribed for stockholder proposals. (See “What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?” on page 8.) The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

The Nominating and Governance Committee has the authority to retain and/or replace, as needed, such experts, advisors or consultants as it believes to be necessary or appropriate. In connection with the Nominating and Governance Committee’s review of the compensation of the Board’s nonemployee directors and committee members, in 2014, the Nominating and Governance Committee retained Frederic W. Cook & Co., Inc. (“FWC”), an independent compensation consulting firm, to assist in the review of the Company’s nonemployee director compensation. FWC reports directly to the Nominating and Governance Committee and except as described below under Compensation Committee, does not provide any other services, beyond compensation consulting, to the Company. The services of Pearl Meyer & Partners (“PM&P”), an independent compensation consultant, were retained by Nominating and Governance Committee in December 2013, to assist in the review of the Company’s nonemployee director compensation and executive compensation. Such services have been terminated and PM&P provided no other services to the Company.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bynoe (Chairman), Maheshwari and Tinkler. The Board determined that all members of the Compensation Committee were nonemployee independent directors, within the meaning of Rule 16b-3 under the Exchange Act, and each are considered “outside directors” for purposes of section 162(m) of the Tax Code.

The primary responsibilities of the Compensation Committee include reviewing and making recommendations to the Board with respect to awards and other contractual arrangements for the named executive officers and management’s proposals regarding the Company’s various compensation programs, and administering the Company’s long-term or equity-based incentive plans. The Compensation Committee conducts an annual performance review of the Chief Executive Officer and approves compensation and stock grants to senior executives. In addition, the committee also periodically evaluates and, at least annually, recommends to the Board the compensation of executive officers.

The Compensation Committee has the authority to retain and/or replace, as needed, any compensation and benefits consultants, independent counsel or other outside experts, advisors or consultants as the committee believes to be necessary or appropriate. In addition, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the committee, to the extent consistent with the Company’s certificate of incorporation, bylaws and other rules and regulations.

In 2014, the Compensation Committee retained FWC to assist in the review of the Company’s executive compensation. FWC reports directly to the Compensation Committee and, except as described above under “Nominating and Governance Committee,” does not provide any other services, beyond compensation consulting, to the Company. In 2014, the Compensation Committee considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to FWC’s work and FWC has confirmed its independence to the Committee in writing. Based on this review and FWC’s confirmation, we are not aware of any conflict of interest of FWC.

Code of Ethics for Senior Financial Officers

We maintain a Code of Ethics for Senior Financial Officers, which is our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. The code of ethics is posted on our corporate website at signaturegroupholdings.com. A copy may also be obtained without charge upon request by writing to the following address: Corporate Secretary, Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting the required information on our website, at the Internet address and location specified above. In addition, the Company has a code of conduct that applies to all employees and directors.

Board of Directors Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. Currently, the Chairman of the Board also serves as the Chief Executive Officer of the Company, and the Board believes this is the best structure to fit the Company’s present needs.

The Board does not have a separate lead independent director, but all of the independent directors of the Company are actively involved in decision-making by the Board. The Board has determined that the current structure is appropriate for the Company and enhances the Company’s ability to execute its business and strategic plans, while maintaining strong independence over Board decisions and oversight through the involvement and participation of the independent directors.

Board of Directors Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of our Company. The entire Board is responsible for oversight of the Company’s risk management processes. The Board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs. In this way, the Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process and regulatory requirements. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee. The Board receives periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives. In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. All of our then-current directors attended our 2014 annual meeting of stockholders.

Director Compensation

The following table sets forth information regarding total compensation paid to each director in respect of his service on the Board in 2014, excluding Mr. Bouchard, whose service on the Board was always concurrent with service as an executive officer during 2014.  Messrs. Deconinck and Hall did not serve on the Board in 2014.

Name	Fees Earned or Paid in Cash	Stock Awards(1)
Current Directors(2):
Peter C.B. Bynoe	$25,000	$75,003
Patrick E. Lamb	45,000	75,003
Raj Maheshwari	25,000	75,003
Philip G. Tinkler	25,000	75,003

(1)

The dollar amounts shown represent the aggregate grant date fair value of restricted common stock awards granted, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). For additional information about equity grants, see Note 12—Share-based Payments and Employee Benefits in the Notes to Consolidated Financial Statements included in Part IV, Item 15 of our Annual Report.

(2)

As of December 31, 2014, the independent directors held the following number of shares of restricted common stock, all of which vested on January 1, 2015: Mr. Bynoe—6,977; Mr. Lamb—6,977; Mr. Maheshwari—6,977; and Mr. Tinkler—6,977.

Each independent member of the Board receives annual compensation of $100,000, comprised of $25,000 in cash, payable in advance in quarterly installments, and $75,000 in shares of restricted common stock, issued annually in advance on the first business day of each calendar year. In each case, the per share value of the restricted common stock is determined on the basis of the closing price on the last business day of the immediately preceding year. The restricted common stock vests on the first day of the year following the grant, but will vest immediately in the event of a change in control, death or disability of a director, or in the event a member is not re-elected to the Board or is not nominated for election to the Board by the Company after indicating a willingness to serve. In addition, independent members of the Board are entitled to annual supplements (payable in advance in quarterly installments) as follows: Chairman of the Board—$25,000; and Audit Committee Chair—$20,000. No additional amounts are paid for attending meetings of the Board or any committee of the Board.  From time to time, the Board approves additional fees for independent directors for significant additional work on behalf of the Board or its committees.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Set forth below is information concerning the executive officers of Signature as of December 31, 2014. All executive officers of Signature serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers.

Craig T. Bouchard (Age 61): Mr. Bouchard has served as the Chairman of the Board and Chief Executive Officer of Signature since June 2013. For the rest of Mr. Bouchard’s biographical information, please refer to “Background Information on Director Nominees” on page 10 above.

Kyle Ross (Age 38): Mr. Ross has served as the Executive Vice President and Assistant Secretary of Signature since June 2010, and as the Chief Financial Officer of Signature since March 2011. Mr. Ross was part of the management team that sponsored the Company’s predecessor entity, Fremont General Corporation’s (“Fremont”) reorganization process. Prior to participating in the Fremont bankruptcy, Mr. Ross was a co-founder of Signature Capital Partners, LLC, a special situations investment firm formed in 2004. Mr. Ross was directly involved in all of Signature Capital’s investment activity, including playing active roles in structuring, underwriting, overseeing portfolio companies, and managing the exit of transactions. Mr. Ross previously spent over four years with the investment banking firm Murphy Noell Capital where he was directly involved in more than 20 transactions, including both healthy and distressed mergers and acquisitions, capital raises, and debt restructurings. He was also responsible for managing the firm’s analyst and associate staff. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

W. Christopher Manderson (Age 45): Mr. Manderson has served as our Executive Vice President, General Counsel and Secretary since November 2012. Prior to joining the Company, Mr. Manderson founded Manderson, Schafer & McKinlay LLP, a law firm specializing in business and transactional law, in February 2009. From 2009 to 2010, Mr. Manderson and his firm represented Signature Group Holdings, LLC as the successful plan proponent against four competing plans of reorganization in the bankruptcy of Fremont. Mr. Manderson also represented the Company in its July 2011 acquisition of North American Breaker Co., Inc. Prior to that, he worked as a corporate lawyer, specializing in mergers and acquisitions and corporate law, at international law firms including Paul, Hastings, Janofsky & Walker LLP and Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Manderson holds a Bachelor of Arts degree from University of California, Santa Barbara and a Juris Doctor degree from the UCLA School of Law.

STOCK PERFORMANCE GRAPH

The following Stock Price Performance Graph includes comparisons required by the Commission. The graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Signature filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The graph below compares cumulative total return (i.e., change in stock price plus reinvestment of dividends of Signature common stock) measured against the five-year cumulative total return of the Russell 2000 Index™ and the S&P 600 Materials Index™ from 2010 through 2014. The stock price performance shown in this graph is not necessarily indicative of, and not intended to suggest future stock price performance.

Comparison of Five-Year Total Returns Among

Signature Group Holdings, Inc., the Russell 2000 Index and

the S&P 600 Materials Index

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This CD&A is designed to provide stockholders with an understanding of our compensation program and to discuss the compensation earned for 2014 by our named executive officers. Our Compensation Committee (the “Committee”) oversees our executive compensation program. The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding equity grants under our existing stock incentive plans.

Our 2014 executive compensation program:

•	Aligns the interests of our executives with those of our stockholders through long-term stock-based awards and cash payouts linked to Company performance; and
•	Reflected the transitional nature of the Company in 2014 with compensation directly tied to our success in transforming the Company.

2014 Key Business Highlights and Compensation Actions

Compensation for 2014 was primarily driven by our success in the following:

•	entering into a definitive agreement for the Real Alloy Acquisition with Aleris Corporation for $525 million;
•

implementing a creative financing structure involving secured and unsecured debt, common stock offerings and a stapled rights offering of common stock to existing stockholders to fund the Real Alloy Acquisition; and

•

positioning our transformation from a wholesale distributor with annual revenues of approximately $42 million into a global recycling and specification alloys company with annual revenues that we expect to be in the range of $1.5 billion.

Accordingly, our compensation actions in 2014 were based upon and in response to these transformative transactions.  We expect that the core elements of our executive compensation program in the future will incentivize the profitable operation of Real Alloy, support our ongoing acquisition strategy and encourage the creation of stockholder value.  The Committee is also committed to continued improvement in response to executive compensation trends and regulatory developments.

Named Executive Officers

For 2014, our named executive officers were:

•	Craig T. Bouchard, Chairman of the Board and Chief Executive Officer;
•	Kyle Ross, Executive Vice President and Chief Financial Officer; and
•	W. Christopher Manderson, Executive Vice President, General Counsel and Secretary.

Our Philosophy on Executive Compensation

Our compensation for 2014 reflected the transitional nature of our business and our efforts to acquire Real Alloy and to position us to use our significant net operating loss tax carryforwards (“NOLs”) with base compensation and bonus consistent with these goals.  Going forward, we intend to design a compensation program to enable the Company and its subsidiaries to provide competitive compensation packages that attract, retain and motivate talented executives and managers to operate their businesses and identify and acquire additional businesses while aligning management’s and stockholders’ interests in the enhancement of Company performance and stockholder value.

Our compensation programs are generally structured to provide a balance of both cash and equity compensation elements and beginning in 2015 will involve multiple elements to deliver a total package including cash and equity compensation components.  In addition, the Committee has and will retain discretion to make adjustments necessary to balance the overall performance of the Company and the individual performance of our executive officers such that we maintain a “pay-for-performance” philosophy.

Due to the relatively short tenure of our named executive officers, we do not currently consider the size of previous equity-based grants and current equity holdings in current compensation decisions.  The Committee does expect over time to begin to review tally sheets showing cumulative wealth associated with prior awards as it considers future grants when making long-term incentive award decisions and overall compensation decisions.  The Committee generally applies its compensation philosophy and policies consistently in determining the compensation of each of our senior executives, while being mindful of individual differences such as experience, level of responsibility, potential contributions to future growth opportunities and individual performance, as well as the practical implications of arms-length negotiations at the time each executive is hired or promoted. Greater relative percentages of potential compensation are at risk for the most senior officers to reflect their respective areas and levels of responsibility for the Company’s performance.

Consideration of Say-on-Pay Results

At the Company's annual meeting of stockholders held in April 2014, approximately 94% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. The Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation and therefore we have not implemented any changes to our executive compensation program as a direct result of the advisory vote.

Our Process for Executive Compensation

The Committee oversees our executive compensation program. Each Committee member is an independent nonemployee director and qualifies as an “outside director” under Section 162(m) of the Tax Code.  The Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers.  Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers.  In general, the Committee makes its final determination of both annual incentive awards and awards earned based on long-term performance in the first quarter following the end of each performance period.

In implementing and administering the Company’s compensation philosophy, the Committee, in consultation with its independent executive compensation consultants, regularly:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;
•	Evaluates the Company’s compensation policies compared to its peers and in the context of broader industry surveys;
•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and
•	Reviews the individual performance of each executive officer.

As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations and reviewing advice of independent executive compensation and legal advisors before acting.  The Committee also holds special meetings as necessary in order to perform its duties.

Benchmarking Executive Compensation

Our philosophy emphasizes “pay for performance” with competitive objectives for executive pay, while being mindful of individual differences such as tenure and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.  In December 2013, the Committee engaged Pearl Meyer & Partners (“PM&P”) to conduct a competitive review of our executive compensation program.  Due to our holding company structure and strategy, with the objective to acquire other businesses to take advantage of significant NOLs, development of a relevant peer group of similarly-situated publicly-traded companies was challenging, due to the following:

•	our financial characteristics, including significant NOLs, were difficult to match in a competitive marketplace; and
•	the Company’s revenues in 2014 were relatively low compared to the expected future revenues following implementation of its business acquisition strategy.

We initially referenced a peer group of approximately 20 businesses, but refined the analysis to the following eight publicly traded companies that more-closely resembled our near-term growth expectation for the Company.  The following peer group had average annual revenues centered in the range of $325 million, and involved multi-sector holdings in the businesses of (i) asset management and custody banks and (ii) specialized finance:

American Capital Ltd.	JMP Group Inc.
Blucora, Inc.	NewStar Financial Inc.
Griffon Corp.	PICO Holdings Inc.
HFF Inc.	Triangle Capital Corp.

Given the limited size of the applicable peer group, we also examined broader industry surveys of publicly traded companies with annual revenues in the range of $600 million, where the Company had initially projected 2014 revenues to be following implementation of its business acquisition strategy.

However, due to the substantial differences between the peer group companies and the transformative nature of the Real Alloy Acquisition pursued by the Company during 2014, the Committee’s ultimate decisions on compensation for 2014 reflected the actual performance of entering into a definitive purchase agreement to acquire Real Alloy for $525 million and arranging financing from multiple sources, including (1) an asset-backed secured financing arrangement, (2) a high-yield debt issuance, (3) common stock offerings, and (4) a stapled rights offering of common stock to existing stockholders, in order to position the Company to consummate the Real Alloy Acquisition in the first quarter of 2015.  Accordingly, compensation decisions for 2014 were not based on the December 2013 compensation review, and instead were predicated on the success of these transformative transactions.

As a result of the transformative nature of the sale of the legacy North American Breaker Co. (“NABCO”) business, de-emphasizing the specialty finance business, and the consummation of the Real Alloy Acquisition to the business conducted by the Company going forward, the Compensation Committee is in the process of evaluating and developing a new peer group to assist the Company in establishing appropriate compensation levels and components for 2015.

Beginning in 2015 we intend to design our incentive plans to provide the Committee with the flexibility to reward outstanding performance significantly above the targeted range in the case of outstanding performance; conversely, when performance is below expectations, our plans will be designed to deliver compensation that is below the targeted range and to allow the Committee the discretion to reduce or eliminate certain compensation elements.

Role of the Chief Executive Officer

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation).  The Committee’s charter provides that our Chief Executive Officer may attend meetings at which the compensation of other named executive officers is under review and consideration. In this capacity, the Chief Executive Officer may take the following actions:

•	Work with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;
•	Review and determine the respective corporate and individual goals and objectives for the other named executive officers relevant to their compensation;
•	Provide the Committee with an evaluation of the performance of the other named executive officers in light of their respective corporate and individual goals and objectives; and
•	Recommend to the Committee the compensation levels of the other named executive officers.

The Committee considers the recommendations of our Chief Executive Officer, together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.

Our Chief Executive Officer attends all Committee meetings, other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee's charter.

Role of Compensation Committee Consultants

The Committee has authority under its charter to retain its own advisers, including compensation consultants. To assist in its review and oversight of our executive compensation program in late 2013, the Compensation Committee engaged PM&P as its independent compensation consultant.  The Committee consulted with PM&P throughout 2014 and representatives from PM&P attended certain Committee meetings at the Committee’s request. PM&P advised the Committee in connection with developing the peer group and industry survey used in the December 2013 competitive review and in establishing initial compensation levels for 2014 and equity awards granted in 2014 for 2013 performance.  In compliance with SEC rules, the Committee assessed the independence of PM&P and concluded that no conflict of interest existed that prevented PM&P from independently representing the Committee.  PM&P did not provide any services to the Company in 2014 other than the services provided directly to the Committee and the Nominating and Governance Committee.

In 2015 the Committee engaged FWC as its independent compensation consultant. The Committee expects to consult with FWC regularly throughout the year and FWC may attend Committee meetings upon the Committee’s request. FWC advised the Committee in connection with reviewing and assessing the pay-for-performance, stockholder alignment and executive retention goals of the Committee in approving compensation for 2014 performance that was paid in 2015.  In addition, FWC is providing advice on designing and implementing the Company’s executive compensation program for 2015, including with respect to compensation philosophy, objectives, annual and long-term plan designs and market pay levels.  In compliance with SEC rules, the Committee has assessed the independence of FWC and concluded that no conflict of interest exists that would prevent FWC from independently representing the Committee. FWC has confirmed its independence to the Committee in writing. FWC did not provide any services to the Company in 2014.  FWC does not currently provide any services to the Company other than the services provided directly to the Committee and the Nominating and Governance Committee as previously discussed. Billing by FWC is provided directly to, and approved for payment by, the Committee.

Overview of Compensation Elements

The general elements and characteristics of our executive compensation programs are summarized below.  Detailed narratives of these compensation elements are provided below under “Compensation Program Details” and a table of executive compensation is provided below under “Summary Executive Compensation.”

•	Base salary: Base salary is determined by our philosophy, the position (skills, duties, responsibilities, etc.), market pay levels and trends, individual performance and prior salary;
•

Annual incentive awards: Variable compensation payable in cash (or at the discretion of the Committee, shares of restricted stock) following the fiscal year the pay is earned based upon the Committee’s determination in their discretion of performance; and

•	Long-term incentive awards: Variable compensation payable in time-vested and/or performance based shares of restricted stock and/or stock options.

Compensation Program Details

Base Salary

Base salary provides a secure fixed-level of compensation in an amount that recognizes the role and responsibility of the executive officer, as well as experience, performance and expected contributions. The Committee typically reviews the salaries of our named executive officers annually (in the fourth quarter or early the following year). The amount of any increase is based primarily on the named executive officer’s performance, level of responsibilities and external competitiveness of their base salary and overall total compensation. In addition, the Committee may review the salaries of our named executive officers in connection with a promotion or other change in responsibility. The Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

In 2014, the Committee increased Mr. Bouchard’s annual base salary from $225,000 to $300,000 retroactive to the beginning of 2014 in recognition of leading the Company on a number of successful corporate initiatives including the reincorporation into a Delaware holding company, the substantial reduction of corporate expenses and positioning the Company for growth with the filing of a $300 million shelf registration on Form S-3. 2014 annual base salaries for Mr. Ross, $275,000, and Mr. Manderson, $270,000, remained unchanged from their 2013 base salaries.

Annual Incentive Awards

Annual incentive awards are intended to motivate and reward our executive officers for achieving the Company’s financial and operational objectives through awards of cash, restricted common stock and/or options to purchase our common stock.

In determining the compensation of our named executive officers in 2014, the Committee considered not only our operating and financial performance as a whole, but also, and more importantly, management’s success in the following accomplishments:

•

Entering into a definitive agreement to acquire Real Alloy from Aleris Corporation and implementing a creative financial structure, including an asset-based lending facility, high-yield debt, common stock offerings and a stapled rights offering to existing stockholders to finance such purchase and transform the Company from a wholesale distributor into a global leader in aluminum recycling and specification alloys;

•	Completing the reincorporation of Signature as a Delaware holding company;
•	Expanding NABCO markets and positioning it as a more desirable and valuable acquisition target; and
•	Continuing efforts to exit or reduce ongoing exposure to non-core, legacy businesses, including the specialty finance business.

Based on the foregoing, the alignment of annual incentive awards with the Committee’s goals of “paying for performance” and aligning the interests of management and the Company’s stockholders, in February 2015, the Committee in the exercise of its discretion after taking into account the recommendations of the Chief Executive Officer and the advice of its independent compensation consultants at FWC, determined that the annual incentive award for 2014 would be payable 50% as a cash incentive bonus and 50% in the form of a restricted common stock award vesting in equal annual installments over three years.  We did not award any common stock options to named executive officers in 2014.  The annual incentive awards to the named executive officers relating to 2014 performance were as follows:

Named Executive Officer	Cash	Restricted Common Stock	Total
Craig T. Bouchard	$175,000	$175,000	$350,000
Kyle Ross	137,500	137,500	275,000
W. Christopher Manderson	25,000	25,000	50,000

In addition, although not included in 2014 compensation, in connection with its compensation decisions in February 2015, the Committee also approved and recommended the following additional awards in 2015 subject to and conditioned upon the consummation of the Real Alloy Acquisition:

Named Executive Officer	Cash	Restricted Common Stock	Total
Craig T. Bouchard	$112,500	$337,500	$450,000
Kyle Ross	43,750	131,250	175,000
W. Christopher Manderson	12,500	37,500	50,000

The restricted common stock vests in equal annual installments over three years following issuance, conditioned upon continued employment on each anniversary date.

In determining the compensation of Mr. Bouchard, as our Chief Executive Officer, the Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that he have the relatively greatest percentage of compensation be at risk and tied to our overall performance in order to best align his interests with those of our stockholders. Due to his responsibility for our performance as Chief Executive Officer, consistent with the intents and purposes of the compensation structure, Mr. Bouchard’s compensation was materially higher than the other named executive officers.

Beginning in 2015, the Committee intends to annually review and approve performance metrics and target goals supportive of our business strategies.  The Committee intends to develop target goals that it believes are challenging but reasonably attainable.  If the Company achieves its targeted performance goal for each of the metrics, the payout percentage for the Company portion of the target bonus would be 100%. The maximum payout percentage for the Company portion of the target bonus will be 200%. If the threshold amounts are not achieved for a particular metric, no amount will be paid for that metric.  However, in each case, the Committee will retain discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

Target annual incentive compensation opportunities for 2015 for named executive officers will be based upon the following respective percentages of base salary:  Mr. Bouchard 80%; Mr. Ross 60%; and Mr. Manderson 40%.  In addition, in 2015, Terrance Hogan, President of Real Alloy Holding, Inc. and John Miller, Executive Vice President, Operations will be deemed named executive officers with annual incentive compensation targeted at 70% of their annual base salaries.  The Committee determined these target annual incentive opportunities as part of its total compensation program to provide the Company’s named executive officers total compensation with incentive compensation arrangements to drive strong operational performance and create stockholder value.  The specific nature of the annual target financial performance measures, individual performance measures and the allocation of awards between such measures, as well as the targets and thresholds for such awards, will be determined by the Committee.

Long-Term Incentive Awards

The Long-Term Incentive Plan (the “LTIP”) is designed to align executive compensation with the interests of the Company's stockholders by linking compensation to share price performance over a multi-year period and supporting the retention of our management team.  LTIP awards currently take the form of awards of restricted common stock vesting in equal annual installments over three years, conditioned upon continued employment.  The Committee believes that awarding long-term incentive awards in the form of time-vested equity compensation encourages retention and aligns the interests of our named executive officers with the interests of our stockholders in creating incentives for long-term value creation.  As noted above, 50% of the 2014 incentive award was in the form of restricted common stock awards and 75% of the compensation related to the successful completion of the Real Alloy Acquisition was awarded in 2015 in the form of restricted common stock.

In the future, the Committee intends to continue to grant equity awards and to structure guidelines to stress alignment with stockholders (in addition to retention) as a primary goal of the equity component of compensation.

Stock Options

Stock option grants are made on a case-by-case basis to executive officers in connection with hiring awards and to recognize promotions and under other circumstances where deemed appropriate in the Committee’s discretion.  It has been the Committee’s practice to approve all option grants at Committee meetings.   Option grants are a high-risk, high-return component of the executive total compensation program because common stock options deliver value to an executive only if the share price is above the grant price after the date of vesting.  Therefore, common stock options directly align executive officer and stockholder interests.  We did not award any common stock options to any named executive officers in 2014.

Retirement Benefits

In 2012, the Company implemented a 401(k) savings plan (the “Savings Plan”) under which all full-time employees, including the named executive officers, are eligible to participate. Employee contributions are limited to the maximum amount allowed by the Tax Code. For 2014, the Company matched 100% of each employee contribution to the Savings Plan, up to a maximum match of 4% of each employee’s annual base compensation.

Perquisites

The Company offers only limited perquisites to its named executive officers, which for 2014 consisted of matching 401(k) contributions, health club reimbursements of less than $3,000 per year, and supplemental insurance. The following table provides details of perquisites provided to our named executive officers in 2014:

Named Executive Officer	401(k) Matching Contribution	Executive Benefit Program	Health Club Membership	Total
Craig T. Bouchard	$10,400	$—	$—	$10,400
Kyle Ross	10,400	2,144	—	12,544
W. Christopher Manderson	10,400	17,660	2,800	30,860

Determining Benefit Levels

The Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including named executive officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to company, business area or individual performance and due to the relatively short history of our named executive officers with Signature, we have not reviewed or tied retirement benefits to gains realized upon the exercise of common stock options or the sale of restricted common stock.

Compensation Policies

Stock Ownership Guidelines

Prior to March 2015, we did not maintain stock ownership guidelines for our executives and independent directors.  Following the consummation of our transformative Real Alloy Acquisition, and consistent with our Board’s belief that it is important for all of our officers, including officers of our subsidiaries, to acquire and maintain a substantial equity ownership position in our Company, we have established stock ownership guidelines for our officers in order to specifically identify and align the interests of our officers with our stockholders and focus attention on managing our business as an equity owner.  Shares counted as ownership include shares owned outright and time-based restricted stock awards.  Until officers achieve the required stock ownership level, they are required to retain 50% of the net-after-tax shares received from the vesting or exercise of equity compensation.  The current guidelines for officers are as follows:

Title	Multiple of Base Salary
Chief Executive Officer	5.0 x Base Salary
Executive Vice President	3.0 x Base Salary
Senior Vice President	1.0 x Base Salary

The Compensation Committee has the sole discretion and authority to modify the stock ownership guidelines at any time.

Insider Derivative and Short-Sale Trading Restrictions

In order to avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, the Company’s insider trading policy prohibits our officers, directors and all other employees from engaging in transactions in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future), “put” and “call” options, straddles, equity swaps or other derivative securities that are linked directly to our common stock. These prohibitions prevent our employees, officers and directors from hedging the economic risk inherent with their ownership of our common stock.  In addition, this policy is designed to ensure compliance with all insider trading rules relating to the Company’s securities.

While we do not prohibit either hedging or monetization transactions involving our securities or holding or pledging our securities in margin accounts, we do require that such officer, director or employee first obtain the consent of our compliance officer prior to entering into any such transaction.

Return and/or Forfeiture of Performance-Based Payments or Awards

As required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the SEC from time to time, our Board of Directors will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee, cause the cancellation of restricted common stock awards and outstanding common stock options, and seek reimbursement of any gains realized on the exercise of common stock options attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) our Board of Directors or an appropriate committee determines that the employee engaged in any fraud or misconduct that caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

Timing of Equity Awards

Generally, the Committee makes incentive pay decisions at regularly scheduled Committee and Board of Director meetings.  The Committee may also make compensation determinations at other times during the year for newly-hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

Income Tax Consequences

Section 162(m) of the Tax Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to certain executive officers; however, compensation above $1 million is deductible if such compensation is “performance-based” and meets other criteria as specified under Section 162(m) of the Tax Code.

The Committee agrees with the premise of pay-for-performance and it has considered the impact of Section 162(m) on the design of our compensation program.  However, the nature of our business, not the least of which is the impact of metal prices on our results, limits the ability to pre-determine meaningful goals without substantial subsequent discretionary adjustments.  The Committee believes that such discretion is necessary and would not be available as a compensation management tool if incentive payments were to be “performance-based” as defined and required under Section 162(m).  Accordingly, it is not the Committee's goal for all compensation to be deductible by us under Section 162(m).

The Committee will continue to consider and weigh the potential loss of expense deductions against its need for discretion in designing programs for the named executive officers.  The Committee does not expect the loss of any such deductions to have a significant impact on the Company.

Compensation Risk Assessment

The Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our named executive officers to confirm that our incentive compensation does not encourage unnecessary or excessive risks.  Following the transformative Real Alloy Acquisition, we intend to review our compensation programs with regard to the discretion, balance and focus of compensation on the long-term growth and success of the Company. The Committee will also review the relationship between risk management policies and practices, corporate strategy and senior executive compensation.  Accordingly, our intention is to develop a structure in which management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This will incentivize management to manage the Company for the long-term and to avoid excessive risk-taking in the short-term. With limited exceptions, the Committee retains discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.  Based on its assessment of our compensation policies and practices, the Committee has determined that it is not reasonably likely that Company’s compensation and benefit plans would have a material adverse effect on the Company.

Employment Arrangements with Named Executive Officers

Agreements

The Company has entered into a term employment agreement with its Chief Executive Officer, Craig T. Bouchard (the “Bouchard Agreement”) reflecting the Committee’s belief that the best interests of the Company and its stockholders would be served by securing a long-term employment relationship with its Chief Executive Officer at the time of his hire.   Following the expiration of the extended terms of the employment agreements entered into by the Company with its Executive Vice President and Chief Financial Officer, Kyle Ross, and its Executive Vice President, General Counsel and Secretary, Christopher Manderson, on July 31, 2014, the Company replaced those agreements on August 1, 2014 with evergreen employment agreements providing for a continuing at-will employment relationship (the “Evergreen Agreements”).  Based on the Company’s businesses, revenues, prospects and potential benefits to be realized through leveraging the Company’s NOLs to support a business acquisition strategy, the Committee believed that the best interests of the Company and its stockholders would be served by securing employment relationships with its named executive officers and providing severance and other benefits to retain their services.

Bouchard Employment Arrangements

The Bouchard Agreement provides for a two-year term subject to automatic renewal unless terminated within thirty (30) days prior to the renewal period. Mr. Bouchard was initially entitled to an annual base salary of $225,000, which was increased in March 2014 to $300,000, retroactive to January 1, 2014.  Additionally, Mr. Bouchard was entitled to earn, on a pro-rated basis, an annual bonus of $100,000 during the term of the Bouchard Agreement if certain common stock price targets were achieved as of December 31, 2013 and 2014.  The common stock target was achieved as of December 31, 2013 and a pro-rated $100,000 bonus was paid to Mr. Bouchard in addition to his discretionary cash award.  In 2014, the common stock price target was not achieved and the $100,000 bonus was not awarded; however, in consideration of Mr. Bouchard’s efforts in structuring and guiding the Real Alloy Acquisition, he received a discretionary award in 2014 as described above and presented below in the Summary Compensation Table.  The Bouchard Agreement also entitles Mr. Bouchard to participate in all employee benefit plans, programs or arrangements, generally made available to the Company’s senior executives, including, but not limited to, annual discretionary bonus programs, medical, dental and vision plans.

In the event of Mr. Bouchard’s termination of employment (i) by reason of death or disability, (ii) by the Company at any time for “Cause” (as defined below), or (iii) by Mr. Bouchard without a “change in control” event (as defined below), the Bouchard Agreement provides that Mr. Bouchard will receive from the Company: (a) any earned but unpaid base salary through the date of termination; (b) reimbursement of any unreimbursed expenses properly incurred and paid through the date of termination; (c) payment of any accrued but unused vacation time in accordance with Company policy; and (d) such vested accrued benefits, and other benefits and/or payments, if any, as to which Mr. Bouchard (and his eligible dependents) may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination other than any severance payment plan (collectively, the “Amounts and Benefits”).  For the purposes of the Bouchard Agreement, “cause” is defined, subject to certain rights to cure, to include the following:

•	the executive’s willful failure to attempt in good faith to substantially perform the duties of their employment other than due to disability;
•

the executive’s willfully engaging in fraud or other financial dishonesty, including theft or misappropriation of funds or property of the Company, insider trading or any unauthorized attempt to secure personal profit related to the business or from any business opportunities of the Company;

•	the executive’s material breach or violation of the Bouchard Agreement, the Company’s Code of Conduct or other written policies of the Company;
•	the executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude or dishonesty;
•

The Executive’s other willful misconduct, gross negligence or knowing violations of securities laws has or may have a materially adverse impact on the Company, as determined in good faith by the Board of Directors.

Severance is payable in the event that Mr. Bouchard is terminated for reasons other than cause.  See also “Employment Arrangements and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the severance payments and payments following a change in control.  In the event of Mr. Bouchard’s  termination of employment (i) by the Company without “cause” (other than a termination by reason of death or disability) or (ii) by Mr. Bouchard within the 90-day period following the occurrence of a change in control event, then the Company will pay or provide Mr. Bouchard the Amounts and Benefits and, subject to Mr. Bouchard executing and not revoking a waiver and general release in a form acceptable to the Company, an amount equal to one year’s base salary in effect as of the date of termination, paid in equal installments over a period of one year from the date of termination in accordance with the usual payroll practices of the Company. In addition, in the event that Mr. Bouchard properly elects to continue health benefit coverage under COBRA, he shall only be responsible to pay the active employee rate for such coverage (the “subsidized rate”) for so long as he remains eligible to receive COBRA continuation coverage and for so long as the subsidized rate is permissible by law and/or would not result in a penalty. If Mr. Bouchard’s employment is terminated in connection with or following the occurrence of a change in control event, the aforementioned severance payments and any other compensation to be received from the Company will be subject to reduction to the extent that such payments would constitute an “excess parachute payment” pursuant to Section 280G of the Tax Code.

The Bouchard Agreement also contains provisions requiring Mr. Bouchard not to solicit the Company’s employees or its customers or clients for a period of one year following his termination.

The terms of Mr. Bouchard’s outstanding award agreements also provide that unvested shares of restricted common stock and common stock options will be accelerated and vest in full upon a “change in control.” For purposes of these agreements, a “change in control” shall be deemed to occur upon a majority of members of the Corporation’s Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.   See also “Employment Arrangements and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the acceleration of rights following a change in control.

Ross Employment Agreement

Mr. Ross entered into an employment agreement dated August 2, 2011, which was amended as of June 4, 2013, and terminated on July 31, 2014 upon its expiration. Upon the expiration of such employment agreement, Mr. Ross and the Company entered into an Evergreen Agreement on August 1, 2014, which provided for the continuation of employment on an at-will basis on the terms of the initial employment agreement, reviewed annually and provided set compensation for Mr. Ross upon separation with the Company but eliminated a set term for the duration of the Evergreen Agreement. The Evergreen Agreement provides Mr. Ross with an annual base salary of $275,000, with such increases as may be determined by the Board from time to time in its sole discretion. Under the Evergreen Agreement, Mr. Ross is eligible to participate in all employee benefit plans, programs or arrangements, generally made available to the Company’s senior executives, including, but not limited to, annual discretionary bonus programs, and medical, dental and vision plans.

Under Mr. Ross’ Evergreen Agreement, in the event of Mr. Ross’ termination of employment (i) by the Company at any time for “cause” (as defined below), or (ii) by Mr. Ross for other than Good Reason (as defined below), Mr. Ross’ Evergreen Agreement will terminate and he will receive the Amounts and Benefits, as described above under “Bouchard Employment Arrangements,” from the Company.  For the purposes of the Evergreen Agreements, “cause” is defined to include the following:

•	the executive’s willful and continued failure or refusal to attempt in good faith to perform the duties of their employment in a reasonably satisfactory manner;
•	the executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude or dishonesty;
•

the executive’s willfully engaging in misconduct in the performance of their duties, including theft, fraud, embezzlement, securities law violations or violations of the Company’s Code of Conduct or other applicable policies, that is injurious to the Company; or

•

the executive’s willfully engaging in misconduct not in the performance of their duties, including theft, fraud, embezzlement, or securities law violations , that is materially injurious to the Company or is determined in good faith to be potentially materially injurious to the Company by the Board of Directors.

For purposes of the Evergreen Agreements, “Good Reason” is defined to include the following:

•	a material reduction of the executive’s base salary;
•	a material demotion in position and job duties;
•	a relocation by more than fifty driving miles from the Company’s current location (unless closer to the executive’s primary residence); or
•	a material breach of the Evergreen Agreement and failure to cure such breach within thirty days.

Pursuant to the Evergreen Agreement entered into in 2014, severance is payable in the event that Mr. Ross is terminated for reasons other than cause.  See also “Employment Arrangements and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the severance payments and payments following a “change in control”

(as defined below).  In the event of Mr. Ross’ termination of employment (i) by the Company without cause, (ii) by Mr. Ross for Good Reason, (iii) by reason of death or disability, or (iv) by the Company within the 90-day period following the occurrence of a change in control event and without cause, then the Company will pay or provide Mr. Ross the Amounts and Benefits and, subject to Mr. Ross executing and not revoking a waiver and general release, an amount equal to one year’s base salary at the rate in effect as of the date of termination, paid within fifteen (15) days of the date of termination.  For purposes of the Evergreen Agreement, a “change in control” event is defined as:

•

any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

•

the consummation of a merger or consolidation of the Company with any other corporation that results in a change in ownership of more than 50% of the total voting power represented by the voting securities of the Company or approval by the stockholders of the Company of an agreement to sell or dispose of all or substantially all of the assets of the Company; or

•

a change in the composition of the Board, as a result of which fewer than a majority of the directors are directors who either (A) are directors of the Company as of the date of the Evergreen Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the continuing directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

In addition, in the event that Mr. Ross properly elects to continue health benefit coverage under COBRA, he shall only be responsible to pay the subsidized rate for so long as he remains eligible to receive COBRA continuation coverage and for so long as the subsidized rate is permissible by law and/or would not result in a penalty.

Pursuant to his initial employment agreement and subject to the terms of the Former Plan and the respective award agreements, Mr. Ross was granted awards of restricted common stock and options to acquire common stock, with respect to which 81,000 options to purchase shares of our common stock vested in 2014.

W. Christopher Manderson Employment Agreement

Mr. Manderson entered into an employment agreement dated as of November 5, 2012, which was amended as of June 4, 2013, and terminated on July 31, 2014 upon its expiration.  Upon the expiration of such employment agreement, Mr. Manderson and the Company entered into an Evergreen Agreement, dated August 1, 2014, which provided for the continuation of employment on an at-will basis on the terms of the employment agreement, reviewed annually and provided set compensation for Mr. Manderson upon separation with the Company but eliminated a set term for the duration of the employment agreement.  The Evergreen Agreement provides Mr. Manderson with an annual base salary of $270,000, with such increases as may be determined by the Board from time to time in its sole discretion. Under the Evergreen Agreement, Mr. Manderson is eligible to participate in all employee benefit plans, programs or arrangements, generally made available to the Company’s senior executives, including, but not limited to, annual discretionary bonus programs, and medical, dental and vision plans.

Under Mr. Manderson’s Evergreen Agreement, in the event of Mr. Manderson’s termination of employment (i) by the Company at any time for “cause,” or (ii) by Mr. Manderson for other than Good Reason, Mr. Manderson’s Evergreen Agreement will terminate and he will receive the Amounts and Benefits from the Company.

Pursuant to the Evergreen Agreement entered into in 2014, severance is payable in the event that Mr. Manderson is terminated for reasons other than cause.  See also “Employment Arrangements and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the severance payments and payments following a change in control.  In the event of Mr. Manderson’s termination of employment (i) by the Company without cause, (ii) by Mr. Manderson for Good Reason, (iii) by reason of death or disability, or (iv) by the Company within the 90-day period following the occurrence of a change in control event and without cause, then the Company will pay or provide Mr. Manderson the Amounts and Benefits and, subject to Mr. Manderson executing and not revoking a waiver and general release, an amount equal to one year’s base salary at the rate in effect as of the date of termination, paid within fifteen (15) days  from the date of termination.  In addition, in the event that Mr. Manderson properly elects to continue health benefit coverage under COBRA, he shall only be responsible to pay the subsidized rate for so long as he remains eligible to receive COBRA continuation coverage and for so long as the subsidized rate is permissible by law and/or would not result in a penalty.

Pursuant to his initial employment agreement and subject to the terms of the Former Plan and the respective award agreements, Mr. Manderson was granted awards of restricted common stock and options to acquire common stock, with respect to which 37,800 options to purchase shares of our common stock vested in 2014.

Severance and Change in Control Benefits

Our policy is to provide certain severance and change in control protections to our named executive officers based on competitive practice in the industry.  As incorporated into the Bouchard Agreement and the Evergreen Agreements with Messrs. Ross and Manderson, we believe that providing our named executive officers with specified benefits in the event of termination of employment under certain circumstances (such as by the Company without cause) or in connection with a change in control of the Company, helps us to retain executives and maintain leadership stability.   These arrangements have been intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements.  Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for named executive officers to explore strategic transactions and work to bring such transactions to fruition, if appropriate.

Severance benefits under the Evergreen Agreements for Messrs. Ross and Manderson following a change in control event are only provided on a “double trigger” basis, meaning that payment of the benefit is not awarded unless the executive’s employment is terminated by the Company without cause or by the executive upon certain enumerated changes in the Evergreen Agreements (as specified in the applicable agreement or plan) within an agreed period following the transaction.

We believe the double trigger vesting structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction.  We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.

Provisions of these arrangements for our named executive officers that relate to severance pay and termination benefits (including upon a change in control) are described below in further detail below in the section entitled “Employment Arrangements and Potential Payments upon Termination or Change in Control”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company management and based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2014 Annual Report on Form 10-K and Company’s 2015 proxy statement.

Respectfully Submitted,

The Compensation Committee

Peter C.B. Bynoe (Chair)
Raj Maheshwari

Philip G. Tinkler

The table below presents information regarding the compensation earned during the years ended December 31, 2014 and 2013 by (i) Mr. Bouchard, who has served as our Chief Executive Officer since June 2013; (ii) Mr. Ross, who served as our Executive Vice President and Chief Financial Officer in 2012, 2013 and 2014; and (iii) Mr. Manderson, who has served as our Executive Vice President, General Counsel and Secretary since November 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Restricted Common Stock Awards(1)	Stock Option Awards(1)	All Other Compensation	Total
Craig T. Bouchard(2)	2014	$300,000	$175,000	$175,001	$—	$10,400	$660,401
Chairman of the Board and Chief Executive Officer (PEO)	2013	125,336	100,000	292,500	549,714	4,500	1,072,050
Kyle Ross(3)	2014	275,000	137,500	137,504	—	12,544	562,548
Executive Vice President and Chief Financial Officer (PFO and	2013	275,000	75,000	75,000	—	13,482	438,482
PAO)	2012	275,000	91,713	25,469	—	10,000	402,182
W. Christopher Manderson(4)	2014	270,000	25,000	25,000	—	30,860	350,860
Executive Vice President, General Counsel and Secretary	2013	270,000	75,000	75,000	—	11,850	431,850
	2012	38,942	—	85,800	125,000	900	250,642

(1)

The value of restricted common stock awards and common stock option awards granted represents the aggregate grant date fair value as computed pursuant to ASC 718. For additional information about equity grants, see Note 12—Share-based Payments and Employee Benefits in the Notes to Consolidated Financial Statements included in Part IV, Item 15 of our Annual Report.

(2)

Mr. Bouchard was appointed Chairman of the Board and Chief Executive Officer on June 4, 2013. In connection with his appointment, Mr. Bouchard entered into the Bouchard Agreement, a restricted common stock agreement and nonqualified stock option agreement. Pursuant to these agreements, on June 5, 2013, Mr. Bouchard was granted (i) 25,000 shares of our restricted common stock with a grant date fair value of $6.70 per share, which vested in full on January 1, 2014, (ii) options to purchase 50,000 shares of our common stock with an above fair market value exercise price of $8.50 per share, which vested in full on December 5, 2013, and (iii) options to purchase 150,000 shares of our common stock with an above fair market value exercise price of $10.00 per share, which vest in three equal tranches on June 5, 2014, December 5, 2014 and June 5, 2015, provided that, for the final tranche, either (x) the Company’s common stock price has been trading above $12.50 per share for ten of the twenty trading days prior to June 5, 2015, or (y) if the weighted average trading price for the ten trading day period immediately preceding the last trading day immediately preceding June 5, 2015 averages or exceeds $12.50 per share. The Bouchard Agreement further provides that a pro rated $100,000 cash bonus (“Cash Bonus”) would be earned as of December 31, 2013 and 2014, if the closing price of our common stock exceeded $10.00 per share for ten of the twenty days prior to December 31, 2013 ($12.50 for December 31, 2014) or if the weighted average trading price for the ten trading day period prior to December 31, 2013 equaled or exceeded $10.00 per share ($12.50 for December 31, 2014). Pursuant to the terms of the Bouchard Agreement, Mr. Bouchard earned the 2013 cash bonus, totaling $57,808. Mr. Bouchard also participated in the Company’s annual discretionary bonus program in 2013 and 2014.  For 2014, Mr. Bouchard was awarded a $175,000 cash bonus and 26,677 shares of the Company’s restricted common stock with a grant date fair value of $175,001 (based on an estimated grant date fair value of $6.56 per share), which shares vest in equal annual installments over three years.  For 2013, Mr. Bouchard was awarded a $42,192 discretionary cash bonus and 12,500 shares of the Company’s restricted common stock with a grant date fair value of $125,000, which shares vest in equal annual installments over three years. All other compensation for Mr. Bouchard consists of employer matching 401(k) contributions totaling $10,400 and $4,500 in 2014 and 2013, respectively.

(3)

Mr. Ross participated in the Company’s annual discretionary bonus program in 2012, 2013 and 2014.  For 2014, Mr. Ross was awarded a $137,500 cash bonus and 20,961 shares of the Company’s restricted common stock with a grant date fair value of $137,504 (based on an estimated grant date fair value of $6.56 per share), which shares vest in equal annual installments over three years.  For 2013, Mr. Ross was awarded a $75,000 cash bonus and 7,500 shares of the Company’s restricted common stock with a grant date fair value of $75,000, which shares vest in equal annual installments over three years. For 2012, Mr. Ross was awarded a $91,713 cash bonus and 5,724 shares of restricted common stock with a grant date fair value of $4.40 per share, which shares vested immediately. All other compensation for Mr. Ross consists of employer matching 401(k) contributions totaling $10,400, $10,200 and $10,000 in 2014, 2013 and 2012, respectively, and executive health benefits totaling $2,144 and $3,282 in 2014 and 2013, respectively.

(4)

Mr. Manderson participated in the Company’s annual discretionary bonus program in 2013 and 2014.  For 2014, Mr. Manderson was awarded a $25,000 cash bonus and 3,811 shares of the Company’s restricted common stock with a grant date fair value of $25,000 (based on an estimated grant date fair value of $6.56 per share), which shares vest in equal annual installments over three years.  For 2013, Mr. Manderson was awarded a $75,000 cash bonus and 7,500 shares of the Company’s restricted common stock with a grant date fair value of $75,000, which shares vest in equal annual installments over three years. For 2012, in connection with his employment agreement, Mr. Manderson was granted (i) 19,000 shares of restricted common stock with a grant date fair value of $85,800, which shares vested on December 31, 2013, and options to purchase 75,600 shares of common stock with a grant date fair value of $125,000, of which 18,900 shares vested on each of May 5, 2013, January 1, 2014 and May 5, 2014; the remaining 18,900 shares are scheduled to vest on May 5, 2015.  All other compensation for Mr. Manderson consists of employer matching 401(k) contributions totaling $10,400, $10,200 and $900 in 2014, 2013 and 2012, respectively, health club membership fees totaling $2,800 and $1,650 in 2014 and 2013, respectively, and executive health benefits totaling $17,660 in 2014.

Grants of Plan-Based Awards

The following table provides information about grants of equity awards made under the Former Plan in the year ended December 31, 2014.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig T. Bouchard	2/24/14	$—	$—	$—	—	—	—	12,500	—	$—	$125,000
Kyle Ross	2/24/14	—	—	—	—	—	—	7,500	—	—	75,000
W. Christopher Manderson	2/24/14	—	—	—	—	—	—	7,500	—	—	75,000

Option Exercises and Stock Vested

The following table provides information about common stock options exercised and restricted common stock that vested during the year ended December 31, 2014:

	Common Stock Option Awards		Restricted Common Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($)
Craig T. Bouchard	—	$—	25,000	$178,750
Kyle Ross	—	—	—	—
W. Christopher Manderson	—	—	—	—

Outstanding Equity Awards

The following table shows the equity awards that have been previously awarded to each of the named executive officers and which remain outstanding as of December 31, 2014.

	Option Awards						Restricted Stock Awards
Named Executive	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Restricted Common Stock that Have Not Vested		Market Value of Shares or Units of Restricted Common Stock that Have Not Vested(1)
Craig T. Bouchard	150,000	50,000	(2)	$9.63	(2)	6/5/23	12,500	(3)	$89,375
Kyle Ross	162,000	—	(4)	5.72		8/8/21	7,500	(3)	53,625
W. Christopher Manderson	56,700	18,900	(5)	4.40		11/5/22	7,500	(3)	53,625
(1)

The market value of shares of restricted common stock that have not vested is calculated based on $7.15 per share, the closing price of our common stock on December 31, 2014, as reported by OTCQX under the trading symbol “SGGH.”

(2)

The option award was granted on June 5, 2013 and vested as follows: (i) 25% on December 5, 2013; (ii) 25% on June 5, 2014; and (iii) 25% on December 5, 2014.  The final 25% will vest on June 5, 2015, provided that either (x) the Company’s stock price has been trading above $12.50 per share for ten of the twenty trading days prior to June 5, 2015, or (y) if the weighted average trading price for the ten trading day period immediately preceding the last trading day immediately preceding June 5, 2015 averages or exceeds $12.50 per share. The exercise prices under the option award are as follows; (i) $8.50 per share on the tranche vesting on December 5, 2013; and (ii) $10.00 per share on the tranches vesting thereafter, resulting in a weighted average exercise price of $9.63 per share.

(3)	The restricted common stock awards were granted on February 24, 2014 and vest in equal installments on February 24, 2015, 2016 and 2017.
(4)	The option award was granted on August 8, 2011 and is fully vested. Options to purchase 81,000 shares of common stock vested during the year ended December 31, 2014.
(5)

The option award was granted on November 5, 2012 and 25% of the total shares awarded vested on each of May 5, 2013; January 1, 2014; and May 5, 2014; and the final 25% of the total shares awarded vests on May 5, 2015.

Employment Arrangements and Potential Payments upon Termination or Change in Control

The Company provides severance and change in control arrangements in the employment agreements it has executed with its named executive officers, as discussed in the sections titled “Employment Arrangements with Named Executive Officers” and “Employment Arrangements and Potential Payments upon Termination or Change in Control” in this Proxy Statement.  Below is a summary of the payments that the Company’s named executive officers would have received in the event of termination or a change in control on December 31, 2014.

Involuntary Termination Other Than for Cause or Upon, or Within Ninety Days of, Change in Control

Named Executive Officer	Salary	Restricted Common Stock(1)	Common Stock Options(2)	Total
Craig T. Bouchard	$300,000	$89,375	$—	$389,375
Kyle Ross	275,000	53,625	—	328,625
W. Christopher Manderson	270,000	53,625	51,975	375,600

(1)

Under the Former Plan, all of the Company’s named executive officers’ shares of unvested restricted common stock vest immediately upon a termination that occurs within ninety days of a change in control.  The value of the potential payment related to restricted common stock is based on the $7.15 closing price of the Company’s common stock on December 31, 2014 and the number of shares of restricted common stock that would have vested.

(2)

Under the Former Plan, all of the Company’s named executive officers’ unvested common stock options vest immediately upon a termination that occurs within ninety days of a change of control. The value of the potential payment related to common stock options is based on the $7.15 closing price of the Company’s common stock on December 31, 2014, the exercise price of unvested common stock options, and the number of common stock options that would have vested. As of December 31, 2014, Mr. Bouchard held 50,000 unvested options to purchase common stock with an exercise price in excess of $7.15 per share; Mr. Ross did not hold any unvested common stock options; and Mr. Manderson held unvested options to purchase 18,900 shares of common stock with an exercise price of less than $7.15 per share.

Below is a summary of the payments that the Company’s named executive officers would have received in the event of termination on December 31, 2014.

Involuntary Termination Other Than for Cause

Named Executive Officer	Salary	Restricted Common Stock(1)	Common Stock Options(2)	Total
Craig T. Bouchard	$300,000	$89,375	$—	$389,375
Kyle Ross	275,000	—	—	275,000
W. Christopher Manderson	270,000	—	—	270,000

(1)

All of Mr. Bouchard’s unvested shares of restricted common stock, awarded under the Former Plan, vest immediately upon an involuntary termination other than for cause (but excluding any termination within ninety days of a change in control).  The value of the potential payment related to restricted common stock is based on the $7.15 closing price of the Company’s common stock on December 31, 2014 and the number of shares of restricted common stock that would have vested. Under the Former Plan, Messrs. Ross and Manderson are not entitled to any acceleration or the vesting of any of their shares of restricted common stock in the event of a termination, which does not occur within ninety days of a change of control.

(2)

All of Mr. Bouchard’s unvested common stock options, awarded under the Former Plan, vest immediately upon an involuntary termination other than for cause (but excluding any termination within ninety days of a change in control). The value of the potential payment related to common stock options is based on the $7.15 closing price of the Company’s common stock on December 31, 2014, the exercise price of unvested common stock options, and the number of common stock options that would have vested.  As of December 31, 2014, Mr. Bouchard did not hold any unvested common stock options that had an exercise price less than $7.15 per share.  Under the Former Plan, Messrs. Ross and Manderson are not entitled to any acceleration or the vesting of any of their unvested options in the event of a termination that does not occur within ninety days of a change of control.

Payments Upon Death or Disability

Under the terms of Mr. Bouchard’s employment agreement, if Mr. Bouchard dies or becomes permanently disabled (as determined pursuant to the terms of the Company’s long-term disability plan then in effect) while he is employed, the employment relationship created pursuant to his employment agreement with the Company will immediately terminate and no further compensation for service will become payable to Mr. Bouchard. On the occurrence of such an event, the Company will only be required to pay to Mr. Bouchard or his estate, as applicable, his Amounts and Benefits, as discussed in the section titled “Employment Arrangements with Named Executive Officers.”

Under the terms of each of their respective Evergreen Agreements, if Messrs. Ross or Manderson die or become permanently disabled (as determined pursuant to the terms of the Company’s long-term disability plan then in effect) while they are employed, the employment relationship created pursuant to each of their respective Evergreen Agreements will immediately terminate and an amount equal to one year of their then current base salary will become payable to such named executive officer or their estate, as applicable.  On the occurrence of such an event, the Company will also be required to pay to Messrs. Ross or Manderson or their estate, as applicable, their respective Amounts and Benefits, as discussed in the section titled “Employment Arrangements with Named Executive Officers.”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information regarding beneficial ownership of our common stock as of April 6, 2015 by (i) each of our directors and director nominees, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock. To our knowledge, except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property and similar laws.

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by that person that were exercisable as of April 17, 2015, or will become exercisable within 60 days after April 17, 2015, are deemed outstanding, but such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class(2)
Executive Officers, Directors and Director Nominees:
Craig T. Bouchard(3)	465,542	1.7%
Kyle Ross(4)	615,700	2.2%
W. Christopher Manderson(5)	130,466	*	%
Peter C.B Bynoe(6)	44,788	*	%
Patrick Deconinck(7)	—	*	%
William Hall(7)	—	*	%
Patrick E. Lamb(6)	75,036	*	%
Raj Maheshwari(6)	247,987	*	%
Philip G. Tinkler(6)	66,473	*	%
All current Executive Officers and Directors as a group (nine persons)(8)	1,694,852	6.0%
Holders of More Than 5% of Outstanding Shares:
Hotchkis and Wiley Capital Management, LLC(9)	3,264,208	12.0%
Zell Credit Opportunities Master Fund, L.P.; Chai Trust Company, LLC(10)	1,862,208	6.8%

 * Less than 1.0%

(1)	The address of each of the directors and executive officers is 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403.
(2)

Based on 27,300,606 shares of common stock outstanding as of April 17, 2015, as adjusted on an individual or group basis for any options, warrants, or other rights held by such person(s) that were exercisable as of April 17, 2015 or will become exercisable within sixty days after April 17, 2015.

(3)

Includes (i) 178,219 shares held through Bouchard 10S, LLC, and (ii) options to acquire 200,000 shares of common stock granted pursuant to Mr. Bouchard’s employment agreement. The final tranche of 50,000 options is scheduled to vest on June 5, 2015 and is subject to certain performance targets associated with Signature’s common stock. Also includes 8,333 shares of unvested restricted common stock, scheduled to vest in equal installments on February 24, 2016 and 2017; 26,677 shares of unvested restricted common stock, scheduled to vest in equal installments on February 6, 2016, 2017 and 2018; and 48,146 shares of unvested restricted common stock, scheduled to vest in equal installments on February 27, 2016, 2017, and 2018. All of the restricted common stock is entitled to cash dividends and voting rights even though such shares are not vested.

(4)

Includes (i) options to acquire 162,000 shares of common stock granted pursuant to Mr. Ross’ initial employment agreement; (ii) 233,750 shares underlying warrants held beneficially through the Ross Family Trust; and (iii) up to 131,368 shares of common stock issuable on the exercise of outstanding basic subscription rights in respect of such warrants in connection with the Company’s offering of subscription rights (the “Rights Offering”), which subscription rights expire on April 28, 2015.  Also includes 5,000 shares of unvested restricted common stock, scheduled to vest in equal installments on February 24, 2016 and 2017; 20,961 shares of unvested restricted common stock, scheduled to vest in equal installments on February 6, 2016, 2017 and 2018; and 18,724 shares of unvested restricted common stock, scheduled to vest in equal installments on February 27, 2016, 2017 and 2018. All of the restricted common stock is entitled to cash dividends and voting rights even though such shares are not vested.

(5)

Includes (i) options to acquire 75,600 shares of common stock granted pursuant to Mr. Manderson’s initial employment agreement;  (ii) 16,667 shares underlying warrants held beneficially through Signature Group Holdings, LLC (the “LLC”), of which Mr. Manderson is one of the five beneficiary nominees; and (iii) up to 9,367 shares of common stock issuable on the exercise of outstanding basic subscription rights in respect of such warrants in connection with the Company’s Rights Offering, which subscription rights expire on April 28, 2015. Also includes 5,000 shares of unvested restricted common stock, scheduled to vest in equal installments on February 24, 2016 and 2017; 3,811 shares of unvested restricted common stock, scheduled to vest in equal installments on February 6, 2016, 2017 and 2018; and 5,350 shares of unvested restricted common stock, scheduled to vest in equal installments on February 27, 2016, 2017, and 2018. All restricted common stock is entitled to cash dividends and voting rights even though such shares are not vested.

(6)	Includes 10,490 shares of unvested restricted common stock, scheduled to vest on January 1, 2016, which are entitled to cash dividends and voting rights even though such shares are not vested.
(7)	Director nominees.
(8)	Includes 48,860 shares of unvested restricted common stock held by individuals that were designated executive officers in 2015.
(9)

Pursuant to a Schedule 13G/A filed with the SEC on February 13, 2015, as supplemented by a letter dated February 19, 2015 from its counsel, Hotchkis and Wiley Capital Management, LLC (“HWCM”) reported that, as of February 19, 2015, it had sole dispositive power with respect to 2,100,100 shares, and, as of February 13, 2015, it had sole voting power with regard to 2,003,700 of such shares, with certain of its clients having retained voting power over the shares that they beneficially own.  Furthermore, in addition to those shares disclosed in the February 13, 2015 Schedule 13G/A, Hotchkis and Wiley Small Cap Value Fund acquired shares in the Company’s Rights Offering consummated February 27, 2015, as approved by the Company’s Board because of the Tax Benefit Preservation Provision of the Bylaws and enforced by the mechanics of the Rights Offering, and HWCM has confirmed in a letter dated March 20, 2015 that as of that date, Hotchkis and Wiley Small Cap Value Fund had sole dispositive and voting power with respect to 2,518,508 shares.  The business address of HWCM is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.

(10)

Pursuant to a Schedule 13D filed with the SEC on February 27, 2015, Zell Credit Opportunities Master Fund, L.P., a Delaware limited partnership (“Master Fund”), and Chai Trust Company, LLC, an Illinois limited liability company (“Chai Trust”), reported that, as of February 27, 2015, they had shared dispositive and voting power with respect to the shares. Master Fund is a limited partnership, the general partner of which is Chai Trust. Philip G. Tinkler, one of our directors, is the Chief Financial Officer of Chai Trust. The business address of Master Fund and Chai Trust is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The Company’s independent auditor for the fiscal years ended December 31, 2014 and 2013 was Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”), an independent registered public accounting firm. The following table presents the aggregate fees billed to us for such years by Squar Milner for the indicated services:

	Year Ended December 31,
	2014	2013
Audit fees	$473,200	$718,080
Audit-related fees	166,400	41,060
Tax fees	—	—
All other fees	—	—
	$639,600	$759,140

Audit Fees. Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings, the stand-alone audit of the annual financial statements for our Industrial Supply segment (in 2013) and the audit of our internal control over financial reporting (in 2014 and 2013).

Audit-Related Fees. Audit-related fees consist of fees for professional services, including assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For 2014, audit-related fees included services provided in connection with prospectus supplements for registration statements filed related to our primary equity offering completed on December 19, 2014, and for 2013, audit-related fees included services provided in connection with registration statements on Form S-3 and Form S-4, all filed by the Company with the SEC.

Tax Fees. Tax fees consist of fees for tax compliance, tax analysis, tax advice and tax planning services, including the preparation of federal, state and international tax returns, and for tax consultations, including tax planning and federal, state and international tax advice. Squar Milner performed no such services for Signature for the years ended December 31, 2014 and 2013.

All Other Fees. All other fees are fees for any services not included in the first three categories. There were no fees billed to us by Squar Milner in this category in 2013 or 2014.

Audit Committee Pre-Approval Policies and Procedures

The prior approval of the Audit Committee was obtained for all services provided by Squar Milner for 2014. Such pre-approval was given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the public reporting process. Squar Milner, the Company’s independent registered public accounting firm for 2014, was responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and on the operating effectiveness of our internal control over financial reporting.

In this context, the committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2014. The committee has discussed with Squar Milner the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as well as other relevant standards. Squar Milner has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the committee has discussed with Squar Milner that firm’s independence. The Audit Committee has concluded that Squar Milner’s provision of audit and non-audit services to the Company and its affiliates is compatible with Squar Milner’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board approved) that the audited consolidated financial statements for the year ended December 31, 2014 be included in the Annual Report for filing with the Commission. This report is provided by the following directors, who comprised the Audit Committee as of the date of the review and recommendation referred to above:

Respectfully Submitted,

The Audit Committee

Patrick E. Lamb (Chair)
Peter C.B. Bynoe

Philip G. Tinkler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2014, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC. Reporting Persons are required, by SEC regulations, to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and we are required to report any failure to file by such dates by a Reporting Person. Based solely on our review of reports received by us or written representations from the Reporting Persons, we believe that all of the Reporting Persons complied timely with all applicable Section 16(a) filing requirements.

OTHER MATTERS

Other Matters Brought Before the Annual Meeting

The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, we are not aware of any matters to be presented, other than those described in this proxy statement. However if any business matters other than those referred to in this proxy statement should properly come before the Annual Meeting, the persons named in the proxy will, to the extent permitted by applicable rules of the Commission, use their discretion to determine how to vote your shares.

Proxy Solicitation

The cost of soliciting proxies on behalf of the Board of Directors will be borne by Signature. These costs will include the expense of preparing, assembling, printing and mailing the Notice, this proxy statement and any other material used in the Board’s solicitation of proxies to stockholders of record and beneficial owners, and reimbursements paid to banks, brokerage firms, custodians and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions.

We have retained Morrow as our proxy solicitor in conjunction with the Annual Meeting for an estimated fee of $15,000, plus reimbursement of out-of-pocket expenses. Morrow expects that approximately 7 of its employees will assist in the solicitation; however, Morrow has indicated that if a contest is initiated, up to 40 of their employees may assist in the solicitation.

In addition to solicitations by Morrow and solicitations of proxies by mail, solicitations may be made personally, by telephone, fax, or other electronic means by our directors and officers and regular employees, who will not be additionally compensated for any such services. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, the members of the Board of Directors and certain executive officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting.

By order of the Board of Directors,

W. Christopher Manderson

Corporate Secretary and General Counsel

Appendix A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SIGNATURE GROUP HOLDINGS, INC.

Signature Group Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Signature Group Holdings, Inc.  The Corporation was originally incorporated under the name SGH Holdco, Inc., pursuant to the original Certificate of Incorporation of the Corporation filed with the office of the Secretary of State of the State of Delaware on September 27, 2013, as amended and restated by the Amended and Restated Certificate of Incorporation of the Corporation filed with the office of the Secretary of State of the State of Delaware on November 25, 2013, as amended and restated by the Second and Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) filed with the office of the Secretary of State of the State of Delaware on December 30, 2013.

2. This Amendment to the Second Amended and Restated Certificate of Incorporation (this “Amendment”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL.

3. This Amendment shall amend the Charter by deleting Article I in its entirety and replacing it as follows:

ARTICLE I

NAME

The name of the corporation is Real Industry, Inc. (the “Corporation”).

A-1

IN WITNESS WHEREOF, Signature Group Holdings, Inc. has caused its corporate seal to be hereunto affixed and this Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this [   ] day of [     ], 2015.

SIGNATURE GROUP HOLDINGS, INC.

/s/ CRAIG T. BOUCHARD
Craig T. Bouchard
President

ATTEST

/s/ W. CHRISTOPHER MANDERSON
W. Christopher Manderson
Secretary

A-2

Appendix B

SIGNATURE GROUP HOLDINGS, INC.

2015 EQUITY AWARD PLAN

SIGNATURE GROUP HOLDINGS, INC.

2015 EQUITY AWARD PLAN

Section 1. Purpose; Definitions.

The purposes of the Plan are to promote the interests of the Company (including any Subsidiaries and Affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management, non-employee directors and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability. The Board of Directors of the Company adopted the Plan on March 30, 2015, subject to stockholder approval, due to the Compensation Committee of the Board of Directors’ determination that the Company’s existing plan, the Amended and Restated 2006 Performance Incentive Plan, must be revised to achieve the Company’s intended objectives under such Plan and to authorize additional shares for issuance.

The following capitalized terms shall have the following respective meanings when used in the Plan:

(a) “Administrator” means the Board or any one of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.

(b) “Affiliate” means any corporation or other entity controlled by the Company and designated by the Committee as such.

(c) “Applicable Laws” means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in the Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means a grant of an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Performance Share, Performance Unit or other stock-based Award under the Plan, all on a standalone, combination or tandem basis, as described in or granted under the Plan.

(e) “Award Agreement” means a written agreement between the Company and a Recipient evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” shall mean, unless otherwise set forth in an Award Agreement or determined in writing by the Committee: (i) the conviction of the Recipient for committing, or entering a plea of nolo contendere by the Recipient with respect to, a felony under federal or state law or a crime involving moral turpitude; (ii) the commission of an act of personal dishonesty or fraud involving personal profit in connection with the Recipient’s employment by the Company; (iii) the willful misconduct, gross negligence or deliberate failure on the part of the Recipient to perform his or her employment duties with the Company in any material respect; or (iv) the failure to comply with Company policies or agreements with the Company, in any material respect.

(h) “Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others: (i) any “Person” (as hereinafter defined) becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of a majority of the stock of the Company entitled to vote in the election of directors of the Company; (ii) individuals who are Continuing Directors of the Company (as hereinafter defined) cease to constitute a majority of the members of the Board; (iii) stockholders of the Company adopt and consummate (x) a plan of liquidation for all or substantially all of the assets of the Company or (y) an agreement providing for the distribution of all or substantially all of the assets of the Company; (iv) consummation of a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) shall not constitute a Change in Control; (v) there is a Change in Control of the Company of a nature that is reported in response to Item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirements; or (vi) the Company consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act).

(i) “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

(j) “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan, in accordance with Section 3 of the Plan.

(k) “Common Stock” means the common stock, par value $0.001, of the Company.

(l) “Company” means Signature Group Holdings, Inc., a Delaware corporation.

(m) “Continuing Directors” shall mean the members of the Board on the Effective Date, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be a Continuing Director.

(n) “Director” means a director serving on the Board who is not also an Employee; and who has been duly elected to the Board by the stockholders of the Company or by the Board under applicable corporate law. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

(o) “Disability” means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan; provided, however, that (i) with respect to an Incentive Stock Option, such Disability must also fall within the meaning of “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (ii) with respect to all Awards, to the extent required by Section 409A of the Code, such Disability must also fall within the meaning of “disabled” as defined in Section 409A(a)(2)(C) of the Code.

(p) “Effective Date” means the date described in Section 14(a) of the Plan.

(q) “Employee” means any common-law employee of the Company or a Subsidiary or Affiliate of the Company, including Officers employed by the Company or any Subsidiary or Affiliate of the Company; provided, however, that a person serving solely as an interim officer of the Company or any Subsidiary or Affiliate of the Company shall not be deemed an Employee for the purposes of the Plan. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, or the rules and regulations promulgated thereunder.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on a U.S. national securities exchange, its Fair Market Value shall be either the mean of the highest and lowest reported sale prices of the stock (or, if no sales were reported, the average of the closing bid and asked price) or the last reported sale price of the stock, as determined by the Committee in its discretion, on a U.S. national securities exchange for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be either the mean between the high bid and low asked prices or the last asked price, as determined by the Committee for the Common Stock on any given day, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(iii) In the absence of an established regular public market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee pursuant to the reasonable application of a reasonable valuation method in accordance with the provisions of Section 409A of the Code and the regulations thereunder and, with respect to an Incentive Stock Option, in accordance with such regulations as may be issued under the Code; provided that with respect to an individual described in Section 5(c)(i)(A)(1) hereof, this Section 1(s)(iii) shall not be available if the resulting price fails to represent the Fair Market Value of the stock on the date of grant as determined in accordance with Sections 1(s)(i) or (ii) above.

(t) “Former Plan” means the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(w) “Officer” unless otherwise noted herein, means a person who is an officer of the Company or a Subsidiary or Affiliate.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Performance Award” means an Award granted pursuant to Section 6(b) of the Plan.

(z) “Performance Share” means an Award granted pursuant to Section 6(c) of the Plan of a unit valued by reference to a designated number of Shares, which value may be paid to the Recipient upon achievement of such performance goals as the Committee may establish.

(aa) “Performance Unit” means an Award granted pursuant to Section 6(d) of the Plan of a unit valued by reference to a designated number of Shares, which value may be paid to the Recipient upon achievement of such performance goals as the Committee may establish.

(ab) "Plan” means this Equity Award Plan.

(ac) "Recipient” means an Employee, former Employee, Director or former Director who holds an outstanding Award.

(ad) “Reprice” means the reduction of the exercise price of Options or Stock Appreciation Rights previously awarded, and, at any time when the exercise price of Options or Stock Appreciation Rights is above the Fair Market Value of a share of Common Stock, the cancellation and re-grant or the exchange of such outstanding Options or Stock Appreciation Rights for either cash or a new Award with a lower (or no) exercise price.

(ae) "Restricted Stock Award” means an Award of shares of Common Stock acquired granted pursuant to Section 4 of the Plan.

(af) “Restricted Stock Unit” means a notional account established pursuant to an Award granted pursuant to Section 4 of the Plan that is (i) valued solely by reference to shares of Common Stock, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in Common Stock, cash or a combination thereof. The Restricted Stock Unit awarded to the Recipient will vest according to time-based or performance-based criteria specified in the Award Agreement.

(ag) “Retirement” means an Employee’s retirement from active employment with the Company or any Subsidiary or Affiliate as determined under a pension plan of the Company or any Subsidiary or Affiliate applicable to the Employee; or the Employee’s termination of employment at or after age 55 under circumstances that the Committee, in its sole discretion, deems equivalent to retirement.

(ah) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation, or statue fulfilling the same or a similar function.

(ai) “Section 162(m) Exception” means the exception on “applicable employee remuneration” under Section 162(m) of the Code for “qualified performance-based compensation.”

(aj) “Service Provider” means an Employee or Director. A Service Provider who is an Employee shall not cease to be a Service Provider (i) during any leave of absence approved by the Company; provided that, for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; or (ii) as a result of transfers between locations of the Company or between the Company and any Subsidiary or Affiliate. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Service Provider shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(ak) “Stock Appreciation Right” means an Award granted pursuant to Section 6(a) of the Plan.

(al) “Share” means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

(am) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(an) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

Section 2. Shares Subject to the Plan.

(a) Shares Available for Issuance. Subject to the provisions of Section 9 of the Plan, the total number of Shares available for grants of Awards under the Plan will consist of (i) Shares available as of the Effective Date under the Former Plan; (ii) any Shares which become available from the Former Plan after the Effective Date in accordance with this Section 2; and (iii) 1,600,000 additional Shares. Awards may be issued entirely in the form of Incentive Stock Options or through any combination of any one or more of the forms of Awards authorized under the terms of the Plan. As of the Effective Date, no additional Awards will be made from the Former Plans. The Shares subject to an Award under the Plan may be authorized but unissued, or reacquired Common Stock or treasury shares.

(b) General Award Limitations. Subject to adjustment as provided in Section 9 of the Plan, no Recipient may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 500,000 Shares, and (ii) Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Shares during any calendar year that are intended to comply with the Section 162(m) Exception and are denominated in Shares under which more than 500,000 shares may be earned for each twelve (12) months in the vesting period or performance period. During any calendar year no Recipient may be granted Performance Units that are intended to comply with the Section 162(m) Exception and are denominated in cash under which more than $5,000,000 may be earned for each twelve (12) months in the performance period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Recipient during the first calendar year in which the Recipient commences employment with the Company and its Subsidiaries. In determining the number of Shares with respect to which a Recipient may be granted an Award in any calendar year, any Award which is canceled shall count against the maximum number of Shares for which an Award may be granted to a Recipient.

(c) Limitations on Director Awards. In addition and subject to Section 9, no Director, except the Chairman of the Board or any Vice Chairman of the Board, may be granted Awards with an aggregate grant date value in excess of $300,000 in any calendar year. Such limitation on Director Awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Director.

(d) Shares Eligible for Reissuance. If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis or (ii) after the Effective Date of the Plan any Shares subject to an award under any Former Plan are forfeited, an award under any Former Plan expires or otherwise terminates without issuance of such Shares, or an award under any Former Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a Stock Appreciation Right), then the Shares subject to the award under any Former Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that after the Effective Date of the Plan (i) any option or award granted under any Former Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from options or awards granted under any Former Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis.

(e) Dividends on Awards with Performance Goals. If an Award under the Plan is subject to vesting based on achievement of certain performance goals, any dividend and dividend equivalents with respect to such Award shall be paid only upon and to the extent that the underlying Award vests.

(f) Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Recipient under Section 2(b), nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (a) and (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (a) and (b) above); provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

Section 3. Administration of the Plan.

(a) Administration. The Plan shall be administered by the Committee; provided, that with (i) respect to any Award that is intended to satisfy the requirements of Rule 16b-3, such Committee shall consist of at least the number of Directors as is required by Rule 16b-3 and each such Director shall satisfy the required qualifications of such rule and (ii) with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least the number of Directors satisfying the requirements of the Section 162(m) Exception. Committee members shall serve for such term(s) as the Board may determine, subject to removal by the Board at any time. The Committee shall act by a majority of its members, or if there are only two members of such Committee, by unanimous consent of both members. If at any time there is no Committee in office, the functions of the Committee specified in the Plan shall be carried out by the Board.

(b) Powers of the Committee.  Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock in accordance with Section 1(s) of the Plan and to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan, subject to Section 13 of the Plan. All actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may, by a majority of its members then in office, authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee, or delegate to an Officer of the Company the authority to make decisions pursuant to Section 5(d) of the Plan, provided that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 13 of the Exchange Act.

(c) Compliance with Section 409A of the Code. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code and the regulations thereunder. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with respect to this Section 3): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount on account of a “separation from service” (as defined in Section 409A of the Code) shall be made before a date that is six (6) months following the date of such separation from service, or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or non-United States law. Neither the Company, its Subsidiaries and Affiliates, nor their respective Directors, Officers, Employees or advisers shall be liable to any Recipient (or any other individual claiming a benefit through the Recipient) for any tax, interest, or penalties the Recipient might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(d) “Double Trigger” Change in Control Vesting.  Unless otherwise expressly set forth in an award agreement, if awards granted under the Plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the Change in Control

Section 4. Restricted Stock and Restricted Stock Units.

(a) Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock or Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the individuals to whom it will award Restricted Stock or Restricted Stock Units under the Plan, and it shall advise the Recipient in writing, by means of an Award Agreement, of the terms, conditions and restrictions related to the Award, including the number of Shares of Restricted Stock or Restricted Stock Units to be awarded to the Recipient, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in this Section 4. The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance goals of the Recipient or of the Company, Subsidiary or Affiliate for or within which the Recipient is primarily employed, or upon such other factors as the Committee shall determine. The provisions of an Award need not be the same with respect to each Recipient. The terms of the Award of Restricted Stock or Restricted Stock Units shall comply in all respects with Applicable Law and the terms of the Plan.

(b) Awards and Certificates. Each Award shall be confirmed by, and subject to the terms of, an Award Agreement. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Recipient shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award. Any certificate issued with respect to Shares of Restricted Stock shall be registered in the name of such Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture) of the Signature Group Holdings, Inc. 2015 Equity Award Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the office of the Secretary of Signature Group Holdings, Inc.”

If and when the Restriction Period (hereinafter defined) expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Recipient may request that unlegended certificates for such Shares be delivered to the Recipient. Such certificates may bear a legend pursuant to Section 13, despite the removal of any legend under this Section 4.

(c) Terms and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following terms and conditions:

(i) Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of grant of such Award (the “Restriction Period”), which shall not be less than one (1) year, the Recipient shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock or Restricted Stock Units (the “Restrictions”). The Committee may provide for the lapse of such Restrictions in installments or otherwise and may accelerate or waive such Restrictions, in whole or in part, in each case based on period of service, performance of the Recipient or of the Company, Subsidiary or Affiliate, division or department for which the Recipient is employed or such other factors or criteria as the Committee may determine.

(ii) Rights of Restricted Stock Recipients. Except as provided in this Section 4(c) of the Plan, the applicable Award Agreement and Applicable Law, the Recipient shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award Agreement, including, if so provided in the Award Agreement, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement for the Restriction Period, (A) cash dividends on the Shares that are the subject of the Award Agreement shall be paid in cash to the Recipient and may be subject to forfeiture as provided in the Award Agreement and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock. If there is a pro rata distribution of warrants or other rights to acquire shares of Common Stock, then the Recipient shall have the right to participate in or receive such warrants or other rights, provided, however, that any shares of Common Stock acquired pursuant to the exercise of such warrants or other rights shall be subject to the same vesting requirements and restrictions as the underlying Common Stock.

(iii) Rights of Restricted Stock Unit Recipients. The Recipient of Restricted Stock Units shall not have any of the rights of a stockholder of the Company and has no right to vote any shares of Common Stock or to receive any cash dividend. The Committee shall be entitled to specify in a Restricted Stock Unit Award Agreement that in the event that the Company declares a dividend on its Common Stock, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the Restricted Stock Units had they been converted into the same number of shares of Common Stock and held by Recipient on the record date of such dividend. Upon adjustment and vesting of the Restricted Stock Unit, any cash payment due with respect to such dividends shall be made to the Recipient.

(iv) Termination of Service Provider Relationship. Except to the extent otherwise provided in the applicable Award Agreement or the Plan or otherwise expressly authorized by the Committee in its sole discretion, if a Recipient ceases to be a Service Provider for any reason during the Restriction Period, all Shares or Restricted Stock Units still subject to restriction shall be forfeited by the Recipient.

(d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including, without limitation, provisions relating to tax matters including wage withholding requirements and prohibitions on elections by the Recipient under Section 83(b) of the Code. In addition, the terms of the Award Agreements for Restricted Stock or Restricted Stock Units need not be the same with respect to each Recipient.

Section 5. Options.

(a) Limitations on Options. For a Director, each Option shall be designated in the written Award Agreement as a Non-Qualified Stock Option. For an Employee, each Option shall be designated in the written Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation for an Employee, to the extent that Incentive Stock Options are amended, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Recipient during any calendar year (under all plans of the Company and any Subsidiary or Affiliate) exceeds $100,000 or other circumstances exist that would cause the Options to lose their status as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Non-Qualified Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Non-Qualified Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(A) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(2) granted to any Employee other than an Employee described in paragraph (A)(1) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant; provided, that in the case of Substitute Awards, the exercise price may be less than 100% of Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. The Committee shall have the authority, subject to the terms of the Plan, to determine any vesting restriction or limitation or waiting period with respect to any Option granted to a Recipient or the Shares acquired pursuant to the exercise of such Option; provided, however, that such vesting restriction or limitation or waiting period shall not be less than one (1) year.

(iii) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Unless limited by the Committee, such consideration may consist entirely of:

(A) cash (in the form of a certified or bank check or such other instrument as the Company may accept);

(B) other Shares owned on the date of exercise of the Option by the Recipient based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;

(C) any combination of (A) and (B) above;

(D) by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the exercise price;

(E) by requesting that the Company withhold such number of Shares then issuable upon exercise of the Option as will have a Fair Market Value equal to the exercise price of the Shares being acquired upon the exercise of the Option; or

(F) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Except as otherwise authorized by the Committee, any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee in accordance with Section 5(c)(iii) of the Plan and permitted by the Award Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Recipient. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

(ii) Termination of Relationship as Employee. If a Recipient ceases to be an Employee, other than for Cause or upon the Recipient’s death, Disability or Retirement, the Recipient, subject to the restrictions of this Section 5(d)(ii), may exercise his or her Option within the time specified in this Section 5(d)(ii) to the extent that the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option may be exercised as follows: (i) if the Option is a Non-Qualified Stock Option, it shall remain exercisable for the lesser of the remaining term of the Option or three (3) months from the date of such termination of the relationship as a Service Provider; provided, however, that if the Recipient dies within such  three-month period, any unexercised Option held by such Recipient shall, notwithstanding the expiration of such three-month period, continue to be exercisable (to the extent to which it was exercisable at the time of death) for the lesser of a period of twelve (12) months from the date of such death, the expiration of the stated term of such Option; or (ii) if the Option is an Incentive Stock Option, it shall remain exercisable for the lesser of the term of the Option or three (3) months following the Recipient’s termination of his or her relationship as a Service Provider; provided, however, that if the Recipient dies within such three-month period, any unexercised Option held by such Recipient shall, notwithstanding the expiration of such three-month, period continue to be exercisable (to the extent to which it was exercisable at the time of death) for the lesser of a period of twelve (12) months from the date of such death, the expiration of the stated term of such Option, or the exercise period that applies for purposes of Section 422 of the Code. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Service Provider for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of a Recipient’s change in status from Employee to non-Employee Officer or Director, the Recipient shall not automatically be treated as if the Recipient terminated his or her relationship as a Service Provider, nor shall the Recipient be treated as ceasing to provide services to the Company solely as a result of such change in status. In the event a Recipient’s status changes from Employee to non-Employee Officer or Director, an Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option three (3) months and one (1) day following such change of status.

(iii) Disability of Employee. If, as a result of the Recipient’s Disability, a Recipient ceases to be an Employee, the Recipient may exercise his or her Option subject to the restrictions of this Section 5(d)(iii) and within the period of time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option shall be exercisable for the lesser of the remaining period of time specified in the Award Agreement or twelve (12) months from the date of such termination. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods applicable under Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(iv) Death of Employee. If a Recipient dies while an Employee, the Option may be exercised subject to the restrictions of this Section 5(d)(iv) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of twelve (12) months from the date of such death or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(v) Retirement of Employee.

(A) Non-Qualified Stock Options. If, as a result of the Recipient’s Retirement, a Recipient ceases to be an Employee, the Recipient may, subject to the restrictions of this Section 5(d)(v), exercise his or her Non-Qualified Stock Option within the time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option may be exercised for the lesser of the remaining period of time specified in the Award Agreement or three (3) years following the Recipient’s Retirement. Notwithstanding the foregoing, if the Recipient dies within such three-year (or shorter) period, any unexercised Non-Qualified Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of death or the expiration of the stated term of such Option, whichever period is shorter.

(B) Incentive Stock Options. If the Recipient holds an Incentive Stock Option and ceases to be an Employee by reason of his or her Retirement, such Incentive Stock Option may continue to be exercisable by the Recipient to the extent to which it was exercisable at the time of Retirement for a period of three (3) months from the date of Retirement or the expiration of the stated term of such Option, whichever period is the shorter of the two. Notwithstanding the foregoing, if the Recipient dies within such three-month period, any unexercised Incentive Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death, the expiration of the stated term of such Option, or the exercise period that applies for purposes of Section 422 of the Code, whichever period is shorter.

If, on the date of termination due to Retirement, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination due to Retirement, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(vi) Termination of Relationship as Director. Except as otherwise set forth in the Award Agreement, if a Recipient ceases to be a Director, other than for Cause, the Recipient, subject to the restrictions of this Section 5(d)(vi) and to the extent that the Option is vested on the date of termination of service as a Director, including any acceleration of vesting granted by the Committee, may exercise his or her Option for the lesser of the remaining term of the Option or three (3) years from the date of such termination of the service as a Director. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Director for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(vii) Death of Director. If a Recipient dies while a Director, the Option may be exercised subject to the restrictions of this Section 5(d)(vii) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of three (3) years or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(viii) Cash Out Provisions. On receipt of written notice of exercise, to the extent permitted by Section 409A of the Code and the regulations thereunder, the Committee may elect, but shall not be required, to cash out all or any part of the shares of Common Stock for which an Option is being exercised by paying the Recipient an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which an

Option is being exercised on the effective date of such cash out. Cash outs pursuant to this Section 5(d)(viii) relating to Options held by Recipients who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder, to the extent applicable.

(ix) No Option Repricing. Except as provided in Section 9 of the Plan, the Committee shall not be permitted to Reprice an Option after the date of grant without the approval of the Company’s stockholders.

Section 6. Other Awards.

The Committee, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under the Plan on a standalone, combination or tandem basis:

(a) Stock Appreciation Right. The Committee may grant a right to receive the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Spread”). Upon exercise of a Stock Appreciation Right, the Spread with respect to a Stock Appreciation Right will be payable in cash, Shares with a total Fair Market Value equal to the Spread or a combination of these two. The terms of the Award Agreements granting Stock Appreciation Rights need not be the same with respect to each Recipient. The term of each Stock Appreciation Right shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. A Stock Appreciation Right shall be subject to adjustment as provided in Section 9 of the Plan. Except as provided in Section 9 of the Plan, the Committee shall not be permitted to Reprice a Stock Appreciation Right after the date of grant without the approval of the Company’s stockholders. The Committee may provide for the automatic exercise on the last day of the term for any Stock Appreciation Right where the Fair Market Value of the Stock Appreciation Right is greater than zero.

(b) Performance Award. The Committee may grant a Performance Award based on the performance of the Recipient over a specified performance period. A Performance Award may be awarded to an Employee contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Employee is employed, if applicable, during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period, but subject to such later revisions as the Committee may deem appropriate to reflect significant, unforeseen events or changes. The Performance Award may consist of a right to receive Shares (or cash in an amount equal to the Fair Market Value thereof) or the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of Shares over a specified period. Payment of a Performance Award may be made following the end of the performance period in cash, Shares (based on the Fair Market Value on the payment date) or a combination thereof, as determined by the Committee, and in a lump sum or installments as determined by the Committee. Except as otherwise provided in an Award Agreement or as determined by the Committee, a Performance Award shall terminate if the Recipient does not remain continuously in the employ of the Company at all times during the applicable performance period. The terms of the Award Agreements granting Performance Awards need not be the same with respect to each Recipient.

(c) Performance Shares. The Committee may grant Performance Shares to a Recipient. Performance Shares may be awarded to an Employee contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Employee is employed, if applicable, during the performance period. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of Performance Shares payable in cash, Shares, or a combination of cash and Shares, as applicable.  Unless otherwise provided in an Award Agreement or determined by the Committee, Performance Share Awards shall terminate if the Recipient does not remain an Employee of the Company, or its Affiliates or Subsidiaries at all times during the applicable performance period. The terms of the Award Agreements granting Performance Shares need not be the same with respect to each Recipient.

(d) Performance Units. The Committee may grant Performance Units that will result in a payment to an Employee only if performance goals established by the Committee are achieved. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the amount of Performance Units payable in cash, Shares, or a combination of cash and Shares, as applicable. Unless otherwise provided in an Award Agreement or determined by the

Committee, Performance Unit awards shall terminate if the Recipient does not remain an Employee of the Company, or its Affiliates or Subsidiaries at all times during the applicable performance period. The terms of the Award Agreements granting Performance Units need not be the same with respect to each Recipient.

(e) Other Share-Based Awards. The Committee may, in its discretion, grant other Share-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

Section 7. Qualified Performance-Based Compensation

The Committee may designate any Award as “qualified performance-based compensation” for purposes of the Section 162(m) Exception. Accordingly, in the case of such Awards, the Plan shall be administered and the provisions of the Plan or any related Award Agreement shall be interpreted in a manner consistent with the Section 162(m) Exception. Any Awards designated as “qualified performance-based compensation” shall be conditioned on the achievement of objective goals based on one or more of the following performance measures as determined by the Committee:

(i) earnings;

(ii) operating profits (including measures of earnings before interest, taxes, depreciation and amortization (“EBITDA”), or adjusted EBITDA);

(iii) free cash flow or adjusted free cash flow;

(iv) cash from operating activities;

(v) revenues;

(vi) net income (before or after tax);

(vii) financial return ratios;

(viii) market performance;

(ix) stockholder return and/or value;

(x) net profits;

(xi) earnings per share;

(xii) profit returns and margins;

(xiii) stock price;

(xv) working capital;

(xvi) capital investments;

(xvii) returns on assets;

(xviii) returns on equity;

(xix) returns on capital investments;

(xx) selling, general and administrative expenses;

(xxi) discounted cash flows;

(xxii) productivity;

(xxiii) expense targets;

(xxiv) market share;

(xxv) cost control measures;

(xxvi) strategic initiatives;

(xxvii) changes between years or periods that are determined with respect to any of the above-listed performance criteria;

(xxviii) net present value;

(xxix) sales volume;

(xxx) cash conversion costs;

(xxxi) leverage ratios;

(xxxii) maintenance of liquidity;

(xxxiii) integration of acquired businesses;

(xxxiv) operational efficiencies, including Lean Six Sigma initiatives;

(xxxv) regulatory compliance, including the Sarbanes-Oxley Act of 2002; and

(xxxvi) economic profit.

Performance criteria may be measured solely on a Company, Subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss.  The performance criteria (and any exclusions) will be established by the Committee before the earlier of (i) 90 days after the commencement of the applicable performance period and (ii) 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one (1) to five (5) calendar years, and may overlap one another.

Notwithstanding any provision of the Plan (other than Article 11), with respect to any Award that is subject to this Section 7, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Recipient or as otherwise determined by the Committee in special circumstances.  The Committee must certify, in writing the amount of the Award for each Recipient for such performance period before payment of the Award is made

Section 8. Non-Transferability of Awards.

Unless otherwise specified by the Committee in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than (i) by will or by the laws of descent or distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (iii) to family members of a Recipient or trusts for the benefit of family members of a Recipient in transactions not involving payment of consideration. Options and other Awards may be exercised, during the lifetime of the

Recipient, only by the Recipient or by the guardian or legal representative of the Recipient or by an alternate payee pursuant to a qualified domestic relations order. Any attempt to assign, pledge or otherwise transfer any Award or any right or privileges conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

Section 9. Adjustments upon Changes in Capitalization.

Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the limitations set forth in Section 2(b) and Section 2(c), and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, special cash dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration;” and (b) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of an extraordinary cash dividend, the Committee may, in its sole discretion, equitably adjust the aggregate number of Shares available under the Plan, as well as the exercise price, number of Shares and other appropriate terms of any outstanding Award in order to preserve the intended benefits of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

Section 10. Eligibility for Awards.

Awards may be granted to Employees and Directors. In addition, an Award may be granted to a person who is offered employment by the Company, a Subsidiary or an Affiliate, provided that such Award shall be immediately forfeited if such person does not accept such offer of employment within such time period as the Company, Subsidiary or Affiliate may establish. If otherwise eligible, an Employee or Director who has been granted an Award may be granted additional Awards.

Section 11. Date of Grant.

The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Recipient within a reasonable time after the date of such grant.

Section 12. Amendment and Termination of the Plan.

(a) Amendment and Termination. Subject to this Section 12, the Board may at any time amend, alter, suspend or terminate the Plan. Subject to Section 7 and the other terms of the Plan, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Recipient without the Recipient’s consent.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment and any amendment to the extent necessary and desirable to comply with the Code (or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Recipient (except such an amendment made to comply with Applicable Law, including without limitation, Section 409A of the Code, stock exchange rules or accounting rules), unless mutually agreed otherwise between the Recipient and the Committee, which agreement must be in writing and signed by the Recipient and the Company.

Section 13. Conditions upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be placed on any certificates for Shares or other securities delivered under the Plan as it may deem appropriate to make reference to such legal rules and restrictions, or to impose any restrictions on transfer, including, but not limited to the following legend:

“THE BY-LAWS, AS AMENDED FROM TIME TO TIME (THE “BY-LAWS”), OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BY-LAWS) OF COMMON SHARES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT STOCKHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BY-LAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE DELAWARE SECURITIES ACT (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BY-LAWS TO CAUSE THE 4.9 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE BY-LAWS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b) Withholding Obligations. The Committee may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind which the Company is required by any law or regulation of any governmental authority to withhold in connection with any Award under the Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Stock to be issued under the Plan, until such time as the Recipient has paid the Company for any amount which the Company is required to withhold with respect to taxes. Unless otherwise determined by the Committee, withholding obligations may be settled with vested Common Stock, including vested Common Stock that is part of the Award that gives rise to the withholding requirement. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested Common Stock.

(c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(d) Grants Exceeding Allotted Shares. If the number of Shares covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Applicable Law and Section 12(b) of the Plan.

Section 14. General Provisions.

(a) Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company (“Effective Date”), provided that such approval occurs on or before the first anniversary of the date of its adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 12 of the Plan.

(b) No Contract of Employment. Neither the Plan nor any Award hereunder shall confer upon an individual any right with respect to continuing such individual’s employment relationship with the Company, nor shall they interfere in any way with such individual’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

(c) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(e) Prohibition on Loans to Recipients. The Company shall not lend funds to any Recipient for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.

(f) Unfunded Status of Plan. It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payment; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

(g) Liability of Committee Members. Except as provided under Applicable Law, no member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it. Neither the Company, the Board nor the Committee, nor any Subsidiary or Affiliate, nor any directors, officers or employees thereof, shall be liable to any Recipient or other person if it is determined for any reason by the Internal Revenue Service or any court that an Incentive Stock Option granted hereunder does not qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

(h) Return and/or Forfeiture of Performance-Based Payments or Awards. Notwithstanding any other provision in this Plan or in any Award Agreement, in the event that pursuant to the terms or requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, and in the event any Award is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.

(i) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries or Affiliates may operate to assure the viability of the benefits from Awards granted to Recipients performing services in such countries and to meet the objectives of the Plan.

PROXY CARD

SIGNATURE GROUP HOLDINGS,   INC. 15301   VENTURA BLVD SUITE 400 SHERMAN OAKS, CA 91403 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234  ANYWHERE STREET ANY CITY, ON  A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge. 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B  THE COMPANY NAME INC, - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # —> oooooooooooooooo SHARES 123,456,789, 012.12345 123,456,789, 012.12345 123,456,789, 012.12345 123,456,789, 012.12345 123,456,789, 012.12345 123,456,789, 012.12345  123,456,789, 012.12345 123,456,789, 012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Detach and return this portion only For All Withhold All For All Except To withhold authority to vote for any individual nominee(s) . mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1.   Election of Directors Nominees 01. Craig T. Bouchard 02 Peter C.B. Bynoe 03 Patrick Deconinck 04 William Hall 05 Patrick E. Lamb 06 Raj  Maheshwari 07 Philip G. Tinkler The Board of Directors recommends you vote FOR proposals 2 through 6. For Against Abstain 2. To amend the Company's Second Amended and Restated Certificate of Incorporation to change the name of the Company to “Real Industry, Inc." 3. To ratify the selection of Ernst & Young LLP as our Independent registered public accounting firm for the fiscal year ending December 31, 2015. 4. To approve the adoption of the Signature Group Holdings, Inc. 2015 Equity Award Plan. 5. To approve, by advisory vote, the compensation of our named executive officers. 6. To adjourn the Annual Meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint Owners Should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 JOB #SHARES  CUSIP#  SEQUENCE# Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000244059_1          R1.0.0.51160 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com. SIGNATURE GROUP HOLDINGS, INC. Annual Meeting of Stockholders May 28, 2015 9:30 AM  This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kyle Ross and Jeff Crusinberry, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIGNATURE GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on May 28, 2015, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. Continued and to be signed on reverse side 0000244059_2          R1.0.0.51160